Exhibit 99.1

RNS Number:  009278

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (IN WHOLE OR IN PART) IN, INTO OR FROM ANY RESTRICTED JURISDICTION

FOR IMMEDIATE RELEASE

2 November 2015

ACTIVISION BLIZZARD TO ACQUIRE KING DIGITAL ENTERTAINMENT FOR $5.9 BILLION

Combined Company to be Crowned a Leader in Interactive Entertainment

A New Global Leader In Mobile Gaming, the Largest and Fastest-Growing Segment Of Interactive Entertainment

Creates One of the Largest Entertainment Networks with Over Half a Billion Monthly Active Users in 196 Countries

Combined Portfolio to Encompass 10 of the World’s Most Iconic Interactive Entertainment Franchises

Activision Blizzard Remains the Most Profitable, Successful Standalone Interactive Entertainment Company in the World

Combining TTM Non-GAAP Revenues of $4.7B for Activision Blizzard and TTM Adjusted Revenues of $2.1B for King and Combining TTM Adjusted EBITDA of $1.6B for Activision Blizzard and $0.9B for King

Accretive to Activision Blizzard’s Estimated 2016 Non-GAAP Revenues and EPS by Approximately 30%

King Shareholders to Receive $18 per Share Implying a 20% Premium Over King’s 30 October 2015 Closing Price, 23% Premium Over King’s One Month Volume Weighted Average Price Per Share and 27% Premium Over King’s Three Month Volume Weighted Average Price Per Share

King Will Continue to be Led as an Independent Operating Unit by Chief Executive Officer Riccardo Zacconi, Chief Creative Officer Sebastian Knutsson, and Chief Operating Officer Stephane Kurgan

Santa Monica, CA and London, UK — 2 November 2015 — Activision Blizzard, Inc. (“Activision Blizzard”) (Nasdaq: ATVI) and King Digital Entertainment plc (“King”) (NYSE: KING) today announced the signing of a definitive agreement under which ABS Partners C.V. (“ABS Partners”), a wholly owned subsidiary of Activision Blizzard, will acquire all of the outstanding shares of King for $18.00 in cash per share, for a total equity value of $5.9 billion (the “Acquisition”). The $18.00 per share purchase price implies a 20% premium over King’s 30 October 2015 closing price, a 26% premium over King’s 30 October 2015 enterprise value (which excludes net cash), a 23% premium over King’s one month volume weighted average price per share and a 27% premium over King’s three month volume weighted average price per share. The boards of directors of both Activision Blizzard and King unanimously approved the Acquisition, which is being implemented by means of a scheme of arrangement under Irish law. The Acquisition is subject to approval by King’s shareholders and the Irish High Court, clearances by the relevant antitrust authorities and other customary closing conditions, and it is currently expected that the Acquisition will be completed by Spring 2016.

Activision Blizzard believes that the addition of King’s highly-complementary business will position Activision Blizzard as a global leader in interactive entertainment across mobile, console and PC platforms, and positions the company for future growth. The combined company will have a world-class interactive entertainment portfolio of top-performing franchises, including two of the top five highest-grossing mobile games in the U.S. (Candy Crush Saga®, Candy Crush Soda Saga™), the world’s most successful console game franchise (Call of Duty®), and the world’s most successful personal computing franchise (World of Warcraft®), as well as such well known franchises as Blizzard Entertainment’s Hearthstone®: Heroes of Warcraft™, StarCraft®, and Diablo® and Activision Publishing’s Guitar Hero®, Skylanders® and Destiny, along with over 1,000 game titles in its library. Activision Blizzard expects that this leading content, together with expertise across subscription, upfront purchase, free-to-play and micro-transaction business models will enhance Activision Blizzard’s position as one of the world’s most successful interactive entertainment companies. During the last twelve months ended 30 September 2015, Activision Blizzard had non-GAAP revenues of $4.7 billion and King had adjusted revenues of $2.1 billion. During the same period Activision Blizzard had adjusted EBITDA of $1.6B and King had adjusted EBITDA of $0.9 billion. During the last twelve months ended 30 September 2015, Activision Blizzard had GAAP revenues of $4.9 billion and King had IFRS revenues of $2.1 billion. During the same period, Activision Blizzard had GAAP net income of $1.1 billion, and King had IFRS profit of $0.6 billion.

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “The combined revenues and profits solidify our position as the largest, most profitable standalone company in interactive entertainment. With a combined global network of more than half a billion monthly active users, our potential to reach audiences around the world on the device of their choosing enables us to deliver great games to even bigger audiences than ever before.”

Kotick, added: “Riccardo, Sebastian, and Stephane are some of the best minds in the business, and we have long-admired King for consistently creating incredibly fun, deeply engaging free-to-play games that capture the imaginations of players across ages and demographics. Activision Blizzard will provide King with experience, support and investment to continue to build on their tremendous legacy and reach new potential. We share an unwavering commitment to attracting and developing the best talent in the business, and we are excited about what we will be able to accomplish together.”

Riccardo Zacconi, Chief Executive Officer of King, said, “We are excited to be entering into this Acquisition with Activision Blizzard. Since 2003, we have built one of the largest player networks on mobile and Facebook, with 474 million monthly active users in the third quarter 2015, and our talented team has created some of the most successful mobile game franchises. We believe that the Acquisition will position us very well for the next phase of our company’s evolution and will bring clear benefits to our players and employees. We will combine our expertise in mobile and free-to-play with Activision Blizzard’s world-class brands and proven track record of building and sustaining the most successful franchises, to bring the best games in the world to millions of players worldwide. We are very much looking forward to working with Activision Blizzard. We have two teams that, together, will have an amazing footprint, innovative technology, and leadership across platforms, and unique, established IPs to delight one of the largest networks of players in the world.”

Gerhard Florin, Chairman of King’s board of directors, said, “The Acquisition provides a return to King shareholders through the premium that it provides to King’s share price and the immediate liquidity that the Acquisition will provide to all of our shareholders upon completion. The King board of directors believes that Activision Blizzard’s cash offer is attractive given the balance of future opportunities, risks and competitive forces confronting King’s business.”

Activision Blizzard Strategic Rationale

Activision Blizzard believes that the following points will accelerate Activision Blizzard’s strategic growth plan:

•                  One of the Largest Global Entertainment Networks. This Acquisition will create one of the largest global entertainment networks with over half a billion combined monthly active users in 196 countries. This global audience will reach across casual and core gamers, female and male players, and developed and emerging markets throughout the world. Direct relationships with this large and diverse audience will extend Activision Blizzard’s reach, creating opportunities to cross-promote content and engage new players with Activision Blizzard’s franchises.

•                  A New Global Leader in Mobile Gaming. Through this Acquisition, Activision Blizzard will become a global leader in mobile gaming—the largest and fastest-growing area of interactive entertainment, that is expected to generate over $36 billion of revenue by the end of 2015 and grow cumulatively by over 50% from 2015 to 2019.

•                  Diverse Franchise Portfolio with Leadership Across Key Platforms and Genres. The combined company will have a portfolio encompassing 10 of the world’s most iconic interactive entertainment franchises with leading titles including two of the top five highest-grossing mobile games in the U.S. (Candy Crush Saga®, Candy Crush Soda Saga™), the world’s most successful console game franchise (Call of Duty®), and the world’s most successful personal computing franchise (World of Warcraft®), among others. This world-class collection of games spans genres and platforms, drives deep, year-round engagement, and is well-positioned for continued growth.

•                  Potential Cross-Network Growth Opportunities. Combining one of the largest mobile gaming communities with Activision Blizzard’s leading franchises creates potential opportunities to grow and cross-promote content to a diverse audience, while providing players more opportunities to engage with its content.

•                  Enhanced Capabilities Across Business Models. The combined company’s capabilities across subscription, upfront purchase, free-to-play and micro-transaction business models will accelerate diversification of Activision Blizzard’s revenue streams. This expertise across diverse monetization methods will lead to new opportunities to delight players and provide Activision Blizzard with key capabilities to meet evolving player preferences and reach new untapped audiences. The combined company will benefit from King’s leading mobile capabilities that can be applied across the portfolio from micro-transactions, game analytics and mobile marketing to increase digital revenues.

•                  The Most Profitable, Successful Standalone Interactive Entertainment Company in the World. During the last twelve months Activision Blizzard had non-GAAP revenues of $4.7 billion and King had adjusted revenues of $2.1 billion, and for the same period, adjusted EBITDA of $1.6 billion and $0.9 billion, respectively. The combined company will have further diversified and recurring revenues, cash flow generation, and long-term growth opportunities to propel future value creation for shareholders. Activision Blizzard believes the Acquisition will be accretive to 2016 estimated non-GAAP revenues and earnings per share by approximately 30% and significantly accretive to 2016 estimated free cash flow per share. Activision Blizzard expects the combined company to maintain a disciplined capital allocation policy and strong balance sheet.

•                  Experienced Management Team. King will continue to be led by Chief Executive Officer Riccardo Zacconi, Chief Creative Officer Sebastian Knutsson, and Chief Operating Officer Stephane Kurgan,

all of whom have strong expertise and proven track records in mobile gaming and have entered into long-term employment contracts. It is Activision Blizzard’s intention that King will operate as an independent operating unit, with enhanced resources to support its industry-leading franchises. Activision Blizzard has a strong integration track record, and implementing the Acquisition as structured will minimize disruption and integration risk while maintaining the spirit of creative independence. The combination unites Activision Blizzard’s and King’s highly-complementary cultures, with aligned commitment to innovation, deep respect for the creative process, franchise focus, and emphasis on talent development.

Terms of the Acquisition

•                  Under the terms of the Acquisition, which has been unanimously approved by the boards of directors of both companies, King’s shareholders will receive $18.00 in cash per share comprising a total equity value of $5.9 billion and an enterprise value of $5.0 billion. The purchase price represents a 20% premium over King’s closing price on 30 October 2015, a 23% premium over King’s one month volume weighted average price per share, and a 27% premium over King’s three month volume weighted average price per share and implies a multiple of 6.4x King’s estimated 2015 adjusted EBITDA.

•                  The cash consideration payable by Activision Blizzard under the terms of the Acquisition will be funded from approximately US$3.6 billion of offshore cash on the balance sheet of the Activision Blizzard Group and by an incremental term loan committed by Bank of America Merrill Lynch and Goldman Sachs Bank USA, as incremental lenders, under Activision Blizzard’s existing credit agreement in the amount of US$2.3 billion.

•                  The King board of directors, who have been so advised by J.P. Morgan as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing its advice to the King Directors, J.P. Morgan has taken into account the commercial assessments of the King Directors.

•                  Accordingly, the King Directors unanimously recommended that King’s shareholders vote in favour of the resolutions relating to the Acquisition at the relevant shareholder and scheme meetings.

•                  It is intended that the Acquisition will be implemented by means of a scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act 2014 (the “Scheme”). It is intended that the scheme document, (the “Scheme Document”) containing the full terms and conditions of the Acquisition (including notices of the shareholder and scheme meetings), will be issued to King’s shareholders, and, for information only, to holders of King’s options and share awards, within 28 days of this Announcement, unless otherwise agreed with the Irish Takeover Panel. The Scheme Document will be made available by Activision Blizzard at activisionblizzard.acquisitionoffer.com and by King at http://investor.king.com/acquisition.

•                  The Acquisition will be put to King’s shareholders at both a scheme meeting and a shareholder meeting. In order to become effective, the Scheme must be approved by a majority in number of the King’s shareholders voting at the scheme meeting, either in person or by proxy, representing at least 75% in value of the King shares voted in each relevant share class. In addition, a special resolution implementing the Scheme and approving the related reduction of share capital must be approved by the King shareholders representing at least 75% of votes cast at the shareholder meeting.

•                  The Acquisition, by means of a Scheme, is conditional, among other things, on the satisfaction or waiver of the conditions set out in Appendix I. The Scheme will also require the sanction of the Irish High Court. Subject to the satisfaction, or where relevant waiver, of all relevant conditions and the sanction of the Irish High Court, it is currently expected that the Scheme will become effective and the Acquisition will be completed by Spring 2016. An expected timetable of principal events will be included in the Scheme Document.

•                  If the Scheme becomes effective, it will be binding on all King shareholders, irrespective of whether or not they attended and/or voted at the court or shareholder meetings (and if they attended and voted, whether or not they voted in favour).

•                  Activision Blizzard and ABS Partners have received irrevocable undertakings from Messrs. Riccardo Zacconi, Stephane Kurgan, Sebastian Knutsson, being members of the King Board, that they will vote in favour of the matters and resolutions to be considered at the court and shareholder meetings in their capacity as shareholders (or, in the event that the Acquisition is implemented by way of a takeover offer on terms and conditions at least as favourable, in aggregate, as the Scheme, to accept the offer or procure acceptance of the offer) in respect of their entire beneficial holdings of King shares amounting to, in aggregate, 49,408,045 King shares, representing approximately 16% of the issued share capital of King on 30 October 2015 (being the last practicable date prior to the publication of this Announcement).

•                  In addition, Activision Blizzard and ABS Partners have received irrevocable undertakings from certain other King Shareholders, namely Bellaria Holding S.à r.l. and Mr. Thomas Hartwig, King’s Chief Technology Officer, that they will vote in favour of the matters and resolutions to be considered at the court and shareholder meetings (or, in the event that the Acquisition is implemented by way of a takeover offer on terms and conditions at least as favourable, in aggregate, as the Scheme, to accept the offer or procure acceptance of the offer) in respect of their entire beneficial holdings of King shares amounting to, in aggregate, 147,107,666 King shares, representing approximately 47% of the issued share capital of King on 30 October 2015 (being the last practicable date prior to the publication of this Announcement).

•                  In addition, Activision Blizzard and ABS Partners have received irrevocable undertakings from Messrs. Robert Miller, Marcus Jacobs, Tjodolf Sommestad and Nicholas Pointon and Ms. Frances Williams and Jill Kyne, being holders of linked shares, that in their capacity as holders of linked shares they will vote in favour of the matters and resolutions to be considered at the relevant class meetings relating to approval of the Scheme (or, in the event that the Acquisition is implemented by way of a takeover offer on terms and conditions at least as favourable, in aggregate, as the Scheme, to accept the offer or procure acceptance of the offer) in respect of their entire beneficial holdings of linked shares (as applicable) amounting to, in aggregate, 190,790 linked shares which, together with the commitments from Messrs. Zacconi and Kurgan referred to above (which amount to 2,077,080 linked shares in aggregate), represents approximately 92% of the issued linked share capital on 30 October 2015 (being the last practicable date prior to the publication of this Announcement).

This summary should be read in conjunction with, and is subject to, the full text of the attached Announcement (including its appendices). The Acquisition is subject to the conditions set out in Appendix I to this Announcement and the further terms to be set out in the Scheme Document. The sources and bases of information contained in this Announcement are set out in Appendix II and Appendix V. Additional information is provided in Appendix III. Certain definitions and expressions used in this Announcement are set out in Appendix IV.

Conference Call, Webcast, Investor Presentation and Copy of Announcement

Activision Blizzard and King will host a conference call at 8:00 a.m. ET/New York time tomorrow, 3 November 2015, to review the Acquisition and host a question and answer session. To access the conference call, interested parties may dial 888-596-2572 (domestic callers) or 913-312-0653 (international callers). The Conference ID Number is 9960349. Participants can also listen to a live webcast of the call through the Investor Relations page of Activision Blizzard’s website at investor.activision.com. During the conference call and webcast, management will review a presentation summarizing the Acquisition, which can be accessed at investor.activision.com or at activisionblizzard.acquisitionoffer.com. A webcast replay will be available for the duration of the offer period at activisionblizzard.acquisitionoffer.com. Please call five minutes in advance to ensure that you are connected. Questions and answers will be taken only from participants on the conference call. For the webcast, please allow 15 minutes to register, download and install any necessary software.

Simultaneous with this Announcement, Activision Blizzard issued its third quarter 2015 results in a separate release. Activision Blizzard plans to address questions regarding its quarterly financial results during a separate portion of the conference call scheduled at 8:00 a.m. ET/New York time tomorrow, 3 November 2015. Activision Blizzard previously planned to issue its earnings following the close of the market tomorrow. The previously scheduled call following the markets close tomorrow has been cancelled.

King will announce third quarter 2015 results and hold its conference call for analysts and investors on 4 November 2015 as regularly scheduled.

A copy of the Announcement and the documents required to be published pursuant to the Irish Takeover Rules by Activision Blizzard will be made available by Activision Blizzard free of charge, subject to certain restrictions relating to persons in restricted jurisdictions, on activisionblizzard.acquisitionoffer.com by no later than 12 noon ET/New York time on 3 November 2015. King will also make the Announcement and the documents required to be published pursuant to the Irish Takeover Rules by King available on its website free of charge, subject to certain restrictions relating to persons in restricted jurisdictions, on http://investor.king.com/acquisition by no later than 12 noon ET/New York time on 3 November 2015.

Contact Information

Media Contacts

Activision Blizzard

Mary Osako

Activision Blizzard, SVP, Global Communications

+1 424 322 5166

Mary.Osako@Activision.com

Sard Verbinnen & Co

For US:

Cassandra Bujarski/Devin Broda

+1 310 201 2040

cbujarski@sardverb.com/dbroda@sardverb.com

For Europe:

Michael Henson/Jonathan Doorley

+44 20 3178 8914

mhenson@sardverb.com/jdoorley@sardverb.com

King Digital Entertainment

Susannah Clark

King Digital Entertainment, VP of Communications

+44 7788 405 224

susannah.clark@king.com

Brunswick Group

For US:

Bethany Sherman

+1 212 333 3810

Eric Savitz

+1 415 671 7676

kingteam@brunswickgroup.com

For Europe:

Natalia Dyett, Craig Breheny

+44 20 7404 5959

Birgitta Henriksson

+46 8 410 32 180

kingteam@brunswickgroup.com

Investor Contacts

Activision Blizzard

Amrita Ahuja

Activision Blizzard, SVP, Investor Relations

+1 310 255 2075

Amrita.Ahuja@ActivisionBlizzard.com

King Digital Entertainment

Alice Ryder

King Digital Entertainment, VP of Investor Relations

+1 425 533 5706

alice.ryder@king.com

Financial Adviser Contacts

Activision Blizzard

Goldman Sachs

Ian Spaulding/Alekhya Uppalapati

+1 310 407 5700

Michael Casey

+44 20 7774 1000

King Digital Entertainment

J.P. Morgan

Mark Fiteny/Marco Caggiano/Xavier Loriferne

+1 888 963 5089

Dwayne Lysaght/James Robinson

+44 20 7742 4000

About Activision Blizzard and ABS Partners

Activision Blizzard, Inc., a member of the S&P 500, is the world’s most successful standalone interactive entertainment company. It develops and publishes games based on some of the most beloved entertainment franchises, including Call of Duty®, Destiny, Skylanders®, Guitar Hero®, World of Warcraft®, StarCraft®, Diablo®, and Hearthstone®: Heroes of Warcraft™. The company is one of the FORTUNE “100 Best Companies To Work For®” 2015. Headquartered in Santa Monica, California, it has operations throughout the world, and its games are played in 196 countries. Activision Blizzard makes games for leading interactive platforms. Activision Blizzard is a corporation organised and existing under the General Corporation Law of the State of Delaware, USA and is listed to trade on the NASDAQ under the ticker symbol “ATVI”. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

ABS Partners C.V., a wholly-owned subsidiary of Activision Blizzard, Inc., is a partnership formed in the Netherlands for the purpose of making the Acquisition. ABS Partners has not traded since its establishment, nor has it entered any obligations, other than in connection with the Acquisition and the financing of the Acquisition.

About King

King Digital Entertainment plc (NYSE: KING) is a leading interactive entertainment company for the mobile world. It had a network of 330 million monthly unique users as of third quarter 2015, has developed more than 200 exclusive games, and offers games in over 200 countries and regions through its king.com and royalgames.com websites, Facebook, and mobile distribution platforms such as the Apple App Store, Google Play Store and Amazon Appstore. King has game studios in Stockholm, Malmö, London, Barcelona, Berlin, Singapore, and Seattle, along with offices in San Francisco, Malta, Seoul, Tokyo, Shanghai and Bucharest.

Activision Blizzard and King Advisers

Activision Blizzard’s financial adviser is Goldman Sachs. Activision Blizzard has also received financial advice from Bank of America Merrill Lynch. Debevoise & Plimpton LLP, Mason Hayes & Curran and Allen & Overy LLP are providing legal advice.

King’s financial adviser is J.P. Morgan. Fenwick & West LLP and William Fry are providing legal advice.

Responsibility for this Announcement

The directors of Activision Blizzard, Inc. and the sole manager of ABS Partners I, LLC (in its capacity as the general partner of ABS Partners C.V.) accept responsibility for the information contained in this Announcement other than the information relating to King the King Group, and the directors of King and members of their immediate families, related trusts and persons connected with them, for which the directors of King accept responsibility. To the best of the knowledge and belief of Activision Blizzard, Inc. and the sole manager of ABS Partners I, LLC (in its capacity as the general partner of ABS Partners C.V.) (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of King accept responsibility for the information contained in this Announcement relating to King, the King Group and the directors of King and members of their immediate families, related trusts and persons connected with them (excepting information regarding Activision Blizzard’s estimates, expectations, plans and projections for King and the King Group following completion of the Acquisition for which the directors of Activision Blizzard, Inc. accept responsibility). To the best of the knowledge and belief of the directors of King (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Goldman Sachs, which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Activision Blizzard and for no one else in connection with the matters set out in this Announcement and will not be responsible to anyone other than Activision Blizzard for affording the protections afforded to clients of Goldman Sachs or for providing advice in connection with the contents of this Announcement or any matter referred to herein.

Bank of America Merrill Lynch is acting exclusively for Activision Blizzard and for no one else in connection with the matters set out in this Announcement and will not be responsible to anyone other than Activision Blizzard for providing the protections afforded to its clients or for providing advice in connection with the contents of this Announcement or any matter referred to herein.

“Bank of America Merrill Lynch” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove) (“J.P. Morgan”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as financial adviser exclusively for King and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters in this Announcement and will not be responsible to anyone other than King for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to any matter referred to herein.

Important Information for U.S. Investors

King intends to file the Scheme Document with the SEC and mail a copy to its shareholders in advance of the EGM and in connection with the Acquisition and the Scheme. Shareholders are urged to read the Scheme Document carefully when it becomes available because it will contain important information about King, the Acquisition, the Scheme and related matters. Shareholders will be able to obtain free copies of the Scheme Document and other documents filed with or furnished to the SEC by King through the website maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain free copies of the Scheme Document from King by contacting ir@king.com.

The Acquisition relates to the securities of an Irish company which is a “foreign private issuer” as defined under Rule 3b-4 under the Exchange Act and will be governed by the Irish Takeover Rules and Irish law. Neither the proxy solicitation rules nor the tender offer rules under the Exchange Act will apply to the Scheme of Arrangement pursuant to which the Acquisition is to be effected. The Scheme will be subject to the disclosure requirements and practices applicable in Ireland to schemes of arrangements, which differ from the disclosure requirements under the proxy solicitation and tender offer rules of the Exchange Act.

King is incorporated under the laws of Ireland. Some or all of the directors of King are resident in countries other than the United States. As a result, it may not be possible for U.S. holders of King Shares to effect service of process within the United States upon King or such directors of King or to enforce against any of them U.S. judgements predicated upon the civil liability provisions of the U.S. securities laws. It may not be possible to sue King or its officers or directors in a non-U.S. court for violations of U.S. securities laws.

Forward-looking statements

Statements in this Announcement that are not historical facts are forward-looking statements, including, but not limited to, statements about the expectations, assumptions, beliefs, plans, intentions or strategies of Activision Blizzard, King or their respective boards of directors, as the case may be, regarding the future, including, but not limited to, statements about the Acquisition described herein, benefits and synergies of the Acquisition, projections of revenues, gross bookings, expenses, income or loss, adjusted EBITDA or adjusted EBITDA margin, earnings or loss per share, cash flow or other financial items, future opportunities, anticipated business levels, future financial or operating performance, planned activities and objectives, including those related to product releases, anticipated growth, market opportunities, strategies, competition and other expectations, targets for future periods, and assumptions underlying such statements. These forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “to be”, “might”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “future”, “positioned”, “potential”, “intend”, “continue”, “remain”, “scheduled”, “outlook”, “set to”, “subject to”, “upcoming”, “target” and variations of these words or similar expressions. Forward-looking statements are subject to business and economic risk, reflect Activision Blizzard and/or King management’s current expectations and estimates, and are inherently uncertain and difficult to predict. Actual future results may differ materially from those expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: uncertainties as to the timing of the Acquisition; uncertainties as to whether Activision Blizzard will be able to consummate the Acquisition; uncertainties as to whether shareholders will provide the requisite approvals for the Acquisition on a timely basis or at all; the possibility that competing offers will be made; the possibility that certain conditions to the consummation of the Acquisition will not be satisfied, including without limitation obtaining the requisite approval of the Scheme of Arrangement at the Scheme Meeting; the possibility that Activision Blizzard will be unable to obtain regulatory approvals for the Acquisition on a timely basis or at all, or be required, as a condition to obtaining regulatory approvals, to accept conditions that could reduce the anticipated benefits of the Acquisition; the possibility that shareholders will file lawsuits challenging the Acquisition, including actions seeking to rescind the Scheme of Arrangement or enjoin the consummation of the Acquisition; the ability to meet expectations regarding the accounting and tax treatments of the Acquisition; changes in relevant tax and other laws or regulations; the integration of King being more difficult, time-consuming or costly than expected; the diversion of Activision Blizzard and/or King management time and attention to issues relating to the Acquisition and integration; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Acquisition; the difficulty retaining certain key employees of King and Activision Blizzard following the Acquisition; the possibility that Activision Blizzard may be unable to achieve expected synergies and operating efficiencies in connection with the Acquisition within the expected time-frames or at all; the scope, timing and outcome of any ongoing legal proceedings involving Activision Blizzard or King and the impact of any such proceedings on financial condition, results of operations and/or cash flows of Activision Blizzard, King or the combined company; the possibility that costs, fees, expenses or charges Activision Blizzard and/or King incur in connection with the Acquisition are greater than expected; the possibility that the Scheme may be terminated in circumstances that require King to reimburse certain expenses to Activision Blizzard or Activision Blizzard to pay a termination fee to King related to the Acquisition; the ability of Activision Blizzard, King or the combined company to protect intellectual property and preserve intellectual property rights; and changes in the economic and financial conditions of the businesses of Activision Blizzard, King, or the combined company.

In addition, with regard to Activision Blizzard, a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: sales levels of Activision Blizzard’s titles; increasing concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres and preferences among hardware platforms; the amount of Activision Blizzard’s debt and the limitations imposed by the covenants in the agreements governing such debt; adoption rate and availability of new hardware (including peripherals) and related software, particularly during the console transitions; counterparty risks relating to customers, licensees, licensors and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality titles; changing business models, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from used games and other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; litigation risks and associated costs; protection of proprietary rights; shifts in consumer spending trends; capital market risks; applicable regulations; domestic and international economic, financial and political conditions and policies; tax rates and foreign exchange rates; and the impact of the current macroeconomic environment.

Further, with regard to King, a number of important factors could cause King’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: the fact that a relatively small number of games continue to account for a substantial majority of King’s revenue and gross bookings, and declines in popularity of these games could harm King’s financial results; King’s ability to develop new games and enhance existing games in a timely manner; delays to the launch of new games; revenues and gross bookings from King’s new games not being sufficient to offset declines due to its more mature games; market acceptance of new games and enhancements to existing games; intense industry competition; King’s reliance on the casual game format and the success of its efforts to expand beyond the casual format; the need to anticipate and successfully develop games for new technologies, platforms and devices; challenges in measuring key operating metrics, and real or perceived inaccuracies in such metrics; reliance on various third-party platforms; reliance on key personnel; acquisition-related risks, including King’s ability to integrate recent acquisitions and unforeseen difficulties in developing and introducing new games from acquired companies and customer acceptance of such games; protection or enforcement of King’s intellectual property rights; the continued effectiveness of King’s marketing programs; litigation risks and associated costs; risks associated with operating and offering games in multiple jurisdictions; and general economic conditions and their impact on consumer spending and foreign currency exchange rates.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Activision Blizzard’s and King’s overall businesses, including those identified in “Risk Factors” included in Part I, Item 1A of Activision Blizzard’s most recent annual report on Form 10-K or in Part I, Item 3.D of King’s most recent annual report on Form 20-F and most recent quarterly report on Form 6-K.

Any forward-looking statements in this Announcement are based upon information available to Activision Blizzard, King and/or their respective boards of directors, as the case may be, as of the date of this Announcement and, while believed to be true when made, may ultimately prove to be incorrect.  Subject to any obligations under applicable law, rules and regulations, none of Activision Blizzard, King or any member of their respective boards of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Activision Blizzard, King, their respective boards of directors or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Basis of Accounting

Activision Blizzard prepares its financial information in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). King prepares its financial information in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Neither Activision Blizzard nor King has made any adjustments to the King IFRS basis financial information to conform to a U.S. GAAP basis of presentation.

Both Activision Blizzard and King use non-GAAP and non-IFRS (collectively, “non-GAAP”) measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP or IFRS. Refer to Appendix V for additional information on the non-GAAP measures and reconciliation to U.S. GAAP or IFRS. Trailing twelve month financial information is based on financial information through 30 September 2015 as published by Activision Blizzard and King. Estimated 2015 and 2016 measurements of financial information for Activision Blizzard and King are based on IBES estimates as of 30 October 2015.

No Profit Forecast / Asset Valuations

Save for the specific information relating to King’s third quarter earnings or fourth quarter outlook set out in this Announcement, no statement in this Announcement is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for King or Activision Blizzard or ABS Partners, as appropriate. No statement in this Announcement constitutes an asset valuation.

Rule 2.10 of the Irish Takeover Rules

As at close of business on 30 October 2015 King confirms that King’s issued share capital is comprised of 40,000 euro deferred shares of €1.00 each and 315,541,571 King Shares (inclusive of 2,465,086 Linked Shares). The King Shares are admitted to trading on NYSE under the ticker symbol KING. The International Securities Identification Number for the King Shares is IE00BKJ9QQ58.

There are outstanding options over 23,464,158  King Shares which have been granted by King and have exercise prices ranging from $0.00008 to $31.37 per King Share and there are outstanding King RSUs over 5,617,998 King Shares.

Disclosure Requirements for Certain Holders of King Securities

Under the provisions of Rule 8.3 of the Irish Takeover Rules, if any person is, or becomes, “interested” (directly or indirectly) in, 1% or more of any class of “relevant securities” of King, all “dealings” in any “relevant securities” of King (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by not later than 3:30 pm ET/New York time on the “business day” following the date of the relevant transaction. This requirement will continue until the Effective Date or the Offer Period otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of King, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all “dealings” in “relevant securities” of King by Activision Blizzard or ABS Partners, or by any party acting in concert with it, must also be disclosed by no later than 12 noon ET/New York time on the “business” day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website.

If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020 or fax number +353 1 678 9289.

Further Information

This Announcement is not intended to, and does not, constitute an offer to purchase, sell, subscribe for or exchange, or the solicitation of an offer to purchase, sell, subscribe for or exchange or an invitation to purchase, sell, subscribe for or exchange any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This Announcement does not constitute a prospectus or an equivalent document and it is not intended to, and does not, constitute or form any part of an offer or invitation to sell or purchase or subscribe for any securities or a solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise.

The release, publication or distribution of this Announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions, including any Restricted Jurisdictions. Accordingly, copies of this Announcement and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

This Announcement has been prepared for the purposes of complying with Irish law and the Irish Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws and regulations of any jurisdiction outside Ireland.

The full text of the conditions to which the Acquisition is subject and reference to certain further terms of the Acquisition are set out in Appendix I.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document or any other document by which the Acquisition is made. King Shareholders are advised to read carefully the formal documentation in relation to the proposed Acquisition once the Scheme Document has been despatched to them.

This Announcement, which is published jointly by Activision Blizzard and King, is made pursuant to Rule 2.5 of the Irish Takeover Rules.

Activision Blizzard reserves the right, subject to the prior approval of the Panel, to elect to implement the Acquisition by way of an Offer in the circumstances described in and subject to the terms of the Transaction Agreement. Without limiting the provisions of the Transaction Agreement, in such event, such Offer will be implemented on terms and conditions that are at least as favourable to the King Shareholders (except for an acceptance condition set at 80% of the nominal value of the King Shares to which such an Offer relates and which are not already beneficially owned by Activision Blizzard, if any) as those which would apply in relation to the Scheme.

Pursuant to Rule 2.6(c) of the Irish Takeover Rules, this Announcement will be available to Activision Blizzard employees on activisionblizzard.acquisitionoffer.com and to King employees on King’s website, http://investor.king.com/acquisition.

A copy of the Announcement and the documents required to be published pursuant to the Irish Takeover Rules by Activision Blizzard will be made available by Activision Blizzard free of charge, subject to certain restrictions relating to persons in restricted jurisdictions, on activisionblizzard.acquisitionoffer.com by no later than 12 noon ET/New York time on 3 November 2015. King will also make the Announcement and the documents required to be published pursuant to the Irish Takeover Rules by King available on its website free of charge, subject to certain restrictions relating to persons in restricted jurisdictions at http://investor.king.com/acquisition by no later than 12 noon ET/New York time on 3 November 2015.

Neither the content of any website referred to in this Announcement nor the content of any website accessible from hyperlinks it is incorporated into, or forms part of, this Announcement.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (IN WHOLE OR IN PART) IN, INTO OR FROM ANY RESTRICTED JURISDICTION

FOR IMMEDIATE RELEASE

2 November 2015

RECOMMENDED ACQUISITION FOR CASH BY

ABS PARTNERS C.V.

(A WHOLLY OWNED SUBSIDIARY OF ACTIVISION BLIZZARD)

OF

KING DIGITAL ENTERTAINMENT PLC

TO BE IMPLEMENTED BY MEANS OF A SCHEME OF ARRANGEMENT
UNDER CHAPTER 1 OF PART 9 OF THE COMPANIES ACT 2014

1.                                      INTRODUCTION

The King Board and the Activision Blizzard Board are pleased to announce that they have reached agreement on the terms of the recommended acquisition by ABS Partners, a wholly-owned subsidiary of Activision Blizzard, of the entire issued and to be issued ordinary share capital of King by means of a scheme of arrangement under Chapter 1 of Part 9 of the Act.

The Acquisition will be on the terms and subject to the conditions set out below, and the implementation of the Acquisition and the Scheme will be subject to the conditions referred to in Appendix I of this Announcement, which will also be set out in the Scheme Document.

2.                                      ACQUISITION TERMS

It is intended that the issued ordinary share capital of King will be acquired by way of a court sanctioned scheme of arrangement. The Acquisition and the Scheme are subject to the conditions set out in Appendix I of this Announcement and the further terms to be set out in the Scheme Document.

King Shareholders will be entitled to receive US$18.00 in cash for each Scheme Share they hold, valuing the entire issued and to be issued ordinary share capital of King at approximately US$5.9 billion.

The terms of the Acquisition represent a premium of approximately:

•                  20% to the Closing Price of US$14.96 per King Share on 30 October 2015 (being the last practicable date prior to the publication of this Announcement);

•      26% to King’s enterprise value (which excludes net cash) on 30 October 2015;

•                  23% to the volume weighted-average price of US$14.63 per King Share for the one month period ended 30 October 2015; and

•                  27% to the volume weighted-average price of US$14.17 per King Share for the three month period ended 30 October 2015.

3.                                      KING BACKGROUND TO AND REASONS FOR RECOMMENDING THE ACQUISITION

King is a leading interactive entertainment company and has been developing casual online games since 2003. King has spent over a decade building a deep understanding of players’ entertainment habits and needs, while continuing to innovate its product offerings. This expertise has allowed King to build an extensive global network of players, which as of third quarter 2015, consisted of 330 million monthly unique users, and become a leader in the casual gaming category. Following its initial public offering in March 2014, King has pursued a strategy focused on the continued creation of successful new mobile games, continually innovating on its already popular global game franchises and applying its dedicated network of players to enter new game genres. This strategy has allowed King to create a strong, cash generative games portfolio, including its key franchises—Candy Crush®, Farm Heroes®, Bubble Witch® and Pet Rescue®. Furthermore, in the third quarter 2015 and for the third consecutive quarter, two King games were among the top five grossing mobile games in the United States.

In considering the proposed offer made by Activision Blizzard, the King Board has taken into account King’s accomplishments in becoming an industry leader and its progress in delivering on its strategy. The King Board also weighed these factors against the challenges King faces, including the risks and challenges that King faces in implementing its strategy and the strong competitive dynamics in the evolving interactive entertainment sector that call for continuous innovation to drive increasing player engagement and improved monetization. In particular, King’s continued success depends, in part, on its ability to consistently develop new successful games, expand its franchises and enhance its existing portfolio of games in ways that improve the gaming experience for players while encouraging the purchase of virtual items within its games. King’s ability to achieve these goals is subject to a number of challenges, including the need to anticipate and respond to changes in players’ preferences and to compete successfully against a large and growing number of industry participants. While King has maintained a market-leading position since its IPO through the execution of its strategy, the King Board considered the possibility that only a small number of King’s new games, if any, may become successful and generate significant purchases of virtual items, and contribute to the growth of the overall business. The King Board noted that these risks could prevent King from achieving its anticipated financial results, and that the Acquisition would eliminate the exposure of King’s current shareholders to these risks.

The King Directors believe that Activision Blizzard’s cash offer is attractive given the balance of future opportunities, risks and competitive forces confronting the business. Following careful consideration of the above factors and the full range of strategic options available to King, the King Board believes that the price of the Acquisition fairly reflects the current market position of the business and substantially recognises King’s growth prospects, as well as the risks associated with those prospects, and provides certainty, in cash, to King Shareholders today.

4.                                      ACTIVISION BLIZZARD BACKGROUND TO AND REASONS FOR THE ACQUISITION

Activision Blizzard, Inc., a member of the S&P 500, is the world’s most successful standalone interactive entertainment company. It develops and publishes games based on some of the most beloved entertainment franchises, including Call of Duty®, Destiny, Skylanders®, Guitar Hero®, World of Warcraft®, StarCraft®, Diablo®, and Hearthstone®: Heroes of Warcraft™.

As a leader in the interactive entertainment business, Activision Blizzard recognizes the importance of mobile gaming as part of its envisioned growth strategy. Mobile gaming is expected to be the largest and fastest-growing area of interactive entertainment—it is expected to generate over $36 billion of revenue by the end of 2015, and grow cumulatively by over 50% from 2015 to 2019. Activision Blizzard believes that King provides it with key capabilities in mobile gaming that will help Activision Blizzard to execute its strategy and further position it as a leading interactive entertainment company across key platforms.

Activision Blizzard also believes it is important in its business to have strong intellectual property. Activision Blizzard believes that King has a strong portfolio of leading intellectual property, including two of the top five highest-grossing mobile games in the U.S. (Candy Crush Saga®, Candy Crush Soda Saga™), and one of the largest global entertainment networks, with approximately half a billion monthly active users, which it believes could lead to potential benefits for its users and further broaden its audience.

As a result, Activision Blizzard believes this Acquisition accelerates long-term growth opportunities across platforms, genres, and audiences and creates value for its shareholders. It will further Activision Blizzard’s position as one of the most profitable interactive entertainment companies and Activision Blizzard believes that the Acquisition will be accretive to 2016 estimated non-GAAP revenues and earnings per share by approximately 30% and significantly accretive to 2016 estimated free cash flow per share. Activision Blizzard expects the combined company to maintain a disciplined capital allocation policy and strong balance sheet.

Activision Blizzard has the intention to work with King employees and management to pursue Activision Blizzard’s goal of expanding its mobile gaming presence and continue investing in King’s game franchises. Activision Blizzard believes that King’s position as a leading mobile game developer makes it a natural candidate to join Activision Blizzard’s efforts. Activision Blizzard believes that the Acquisition provides King the potential ability to accelerate the execution of its strategy and benefit from Activision Blizzard’s expertise to address some of the challenges the business faces. Activision Blizzard believes that King should be able to apply Activision Blizzard’s existing expertise in mid-core and alternative gaming markets, thus providing both parties with expanded opportunities and enhanced support.

5.                                      KING RECOMMENDATION

The King Directors, who have been so advised by J.P. Morgan as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing its advice to the King Directors, J.P. Morgan has taken into account the commercial assessments of the King Directors.

J.P. Morgan is acting as independent financial adviser to the King Directors in relation to the Acquisition for the purposes of Rule 3 of the Irish Takeover Rules. The King Board unanimously recommended to King Shareholders to vote in favour of the Acquisition and the Scheme, as the directors of King who are King Shareholders intend to do in respect of their own beneficial holdings.

Messrs. Zacconi, Kurgan and Knutsson have irrevocably undertaken (in their capacity as shareholders) to vote in favour of the Acquisition and the Scheme in respect of their own beneficial holdings of 49,408,045 King Shares representing, in aggregate, approximately 16% of the issued share capital of King on 30 October 2015 (being the last practicable date prior to the publication of this Announcement).

In considering the recommendation of the King Board with respect to the approval of the Acquisition and the Scheme, King Shareholders should be aware that certain King Directors, namely Messrs. Zacconi, Kurgan and Knutsson have entered into long-term employment contracts with Activision Blizzard (in the case of Messrs. Zacconi and Kurgan) or with a King subsidiary (in the case of Mr. Knutsson) at Activision Blizzard’s request. The King Board considers it important that King Shareholders are aware of these arrangements.

6.                                      BOARD, MANAGEMENT AND EMPLOYEES OF KING

Activision Blizzard attaches great importance to the skills and experience of the management and employees of King. As such, Activision Blizzard does not currently intend to make any material changes to King’s staffing levels, nor does it have any current plans to change the locations of King’s places of business.

The Activision Blizzard Board confirms that, where employees of the King Group have existing employment rights, including pension rights, under applicable laws, those rights will be safeguarded following the Scheme becoming Effective.

Activision Blizzard or a King subsidiary has also entered into employment arrangements with certain members of King’s senior management team, conditional on the Acquisition becoming Effective.

As required by, and solely for the purposes of, Rule 16.2 of the Irish Takeover Rules, J.P. Morgan has confirmed to the Panel that it has reviewed the management incentivisation arrangements referred to above together with other information deemed relevant and considers them in its opinion to be fair and reasonable so far as the King Shareholders are concerned. In providing its advice, J.P. Morgan has taken into account the commercial assessments of the King Directors. The Panel has consented to these arrangements.

J.P. Morgan’s confirmation to the Panel addressed only the matters required to be addressed by Rule 16.2 of the Irish Takeover Rules and addressed no other matter. J.P. Morgan’s confirmation to the Panel did not address, among other things, the relative merits of the Acquisition as compared to any other transaction or business strategy, the merits of the decision by King to engage in the Acquisition or the fairness to King Shareholders of the consideration payable by Activision Blizzard to King Shareholders pursuant to the terms of the Acquisition.

The current directors of King will resign from King on or after the Effective Date.

7.                                      STRUCTURE OF THE ACQUISITION

The Acquisition is expected to be effected by means of a Scheme of Arrangement between King and the Scheme Shareholders. The Scheme will involve an application by King to the High Court to sanction the Scheme. Under the Scheme (which will be subject to the conditions set out in Appendix I of this Announcement and which will also be set out in the Scheme Document), Scheme Shareholders will receive the Cash Consideration in return for the cancellation of their King Shares.

The Scheme of Arrangement is an arrangement made between King and Scheme Shareholders under Chapter 1 of Part 9 of the Act and is subject to the approval of the High Court. If the Scheme becomes Effective, all King Shares will be cancelled pursuant to Sections 84 to 86 of the Act or transferred to ABS Partners pursuant to the Scheme of Arrangement (if applicable). King will then issue new King Shares to ABS Partners in place of the King Shares cancelled pursuant to the Scheme and ABS Partners will pay the Cash Consideration in respect of the Scheme Shares to the former King Shareholders. As a result of these arrangements, King will become a wholly owned subsidiary of ABS Partners.

The Acquisition is conditional on the Scheme becoming Effective by no later than 11.59 p.m. (Irish time) on the End Date (or such earlier date as may be specified by the Panel or such later date to which ABS Partners and King may, with any required consent of the Panel, agree and which, if High Court approval is required, the High Court may allow). The conditions to the Acquisition and the Scheme are set out in full in Appendix I of this Announcement. The implementation of the Scheme and the Acquisition is conditional, amongst other things, upon:

•                  the approval of the Scheme by a majority in number of the King Shareholders representing at least 75% in value of the King Shares at the Voting Record Time held by such holders in each relevant class, present and voting either in person or by proxy, at the Scheme Meeting (or at any adjournment of such meeting) held no later than the End Date;

•                  the EGM Resolutions being duly passed by the requisite majority of King Shareholders at the EGM (or at any adjournment of such meeting) held no later than the End Date;

•                  the sanction by the High Court (with or without modification (but subject to such modification being acceptable to each of King and Activision Blizzard)) of the Scheme pursuant to Sections 449 to 455 of the Act and the confirmation of the related Capital Reduction involved therein by the High Court on or before the End Date; and

•                  copies of the Court Order and the minute required by Section 86 of the Act in respect of the Capital Reduction being delivered for registration to the Registrar of Companies and registration of the Court Order and minute confirming the Capital Reduction involved in the Scheme by the Registrar of Companies.

Assuming the necessary approvals from the King Shareholders have been obtained and all other conditions have been satisfied or, where applicable, waived, the Scheme will become Effective upon delivery to the Registrar of Companies of a copy of the Court Order, together with the minute required by Section 86(1) of the Act confirming the Capital Reduction and registration of the Court Order and minute by the Registrar of Companies. If the Scheme becomes Effective, it will be binding on all King Shareholders, irrespective of whether or not they attended or voted at the Scheme Meeting or the EGM (and, if they attended and voted, whether or not they voted in favour).

Activision Blizzard reserves the right, subject to the prior approval of the Panel, to elect to implement the Acquisition by way of an Offer in the circumstances described in and subject to the terms of the Transaction Agreement. Without limiting the provisions of the Transaction Agreement, in such event, such Offer will be implemented on terms and conditions that are at least as favourable to the King Shareholders as those which would apply in relation to the Scheme (except in relation to the acceptance condition which will be set at 80% of the nominal value of the King Shares to which such an Offer relates (other than King Shares that are already beneficially owned by Activision Blizzard, if any)).

The Scheme Document, containing further details of the Acquisition (including notices of the Meetings) and the full terms and conditions of the Scheme, will be issued to King Shareholders, and, for information only, to holders of King Options or King Share Awards, within 28 days of this Announcement (unless otherwise agreed with the Panel). Resolutions to approve the Acquisition will be voted upon at the Meetings.

The Scheme Document will also specify the actions to be taken by King Shareholders. It is currently expected that the Acquisition and the Scheme will become Effective prior to Spring 2016.

8.                                      ABOUT KING

King Digital Entertainment plc (NYSE: KING) is a leading interactive entertainment company for the mobile world. It had a network of 330 million monthly unique users as of third quarter 2015, has developed more than 200 exclusive games, and offers games in over 200 countries and regions through its king.com and royalgames.com websites, Facebook, and mobile distribution platforms such as the Apple App Store, Google Play Store and Amazon Appstore. King has game studios in Stockholm, Malmö, London, Barcelona, Berlin, Singapore, and Seattle, along with offices in San Francisco, Malta, Seoul, Tokyo, Shanghai and Bucharest.

9.                                      ABOUT ACTIVISION BLIZZARD AND ABS PARTNERS

Activision Blizzard, Inc., a member of the S&P 500, is the world’s most successful standalone interactive entertainment company. It develops and publishes games based on some of the most beloved entertainment franchises, including Call of Duty®, Destiny, Skylanders®, Guitar Hero®, World of Warcraft®, StarCraft®, Diablo®, and Hearthstone®: Heroes of Warcraft™. The company is one of the FORTUNE “100 Best Companies To Work For®” 2015. Headquartered in Santa Monica, California, it has operations throughout the world, and its games are played in 196 countries. Activision Blizzard makes games for leading interactive platforms. Activision Blizzard is a corporation organised and existing under the General Corporation Law of the State of Delaware, USA and is listed to trade on the NASDAQ under the ticker symbol “ATVI”. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

ABS Partners C.V., a wholly-owned subsidiary of Activision Blizzard, Inc., is a partnership formed in the Netherlands for the purpose of making the Acquisition. ABS Partners has not traded since its establishment, nor has it entered any obligations, other than in connection with the Acquisition and the financing of the Acquisition.

10.                               FINANCING OF THE ACQUISITION

The Cash Consideration payable by Activision Blizzard under the terms of the Acquisition will be funded from approximately US$3.6 billion of offshore cash on the balance sheet of the Activision Blizzard Group and by an incremental term loan committed by Bank of America Merrill Lynch and Goldman Sachs Bank USA, as incremental lenders, under Activision Blizzard’s existing credit agreement in the amount of US$2.3 billion.

Further information on the corporate structure of Activision Blizzard and the Cash Consideration will be set out in the Scheme Document.

Full payment of the Cash Consideration would involve a maximum cash payment of approximately US$5.9 billion.

Goldman Sachs, financial advisor to Activision Blizzard and ABS Partners, is satisfied that sufficient resources are available to ABS Partners to satisfy in full the consideration payable to King Shareholders under the terms of the Acquisition.

11.                               EFFECT OF ACQUISITION ON KING OPTIONS AND KING SHARE AWARDS

Appropriate proposals will be made to holders of King Options or King Share Awards at or around the time of the circulation of the Scheme Document.

12.                               DELISTING AND CANCELLATION OF TRADING

As soon as it is appropriate and possible to do so, and subject to the Scheme becoming Effective, ABS Partners intends to cause King to apply for cancellation of the listing and trading of King’s Shares on the NYSE. Subject to any applicable requirements of the NYSE, it is anticipated that the last day of dealing in King’s Shares on the NYSE will be on or about the Effective Date. It is intended that King will be re-registered as a private limited company as part of the Scheme.

13.                               EXPENSES REIMBURSEMENT AGREEMENT

King has entered into an expenses reimbursement agreement, dated 2 November 2015, with Activision Blizzard, the terms of which have been approved by the Panel. Under the Expenses Reimbursement Agreement, King has agreed to pay specific, quantifiable, third party costs and expenses incurred by Activision Blizzard and ABS Partners in connection with the Acquisition in the circumstances outlined below. The liability of King to pay these amounts is limited to a maximum amount equal to one percent (1%) of the total value of the issued share capital of King that is the subject of the Acquisition (excluding any amount in respect of VAT incurred by Activision Blizzard attributable to such third party costs to the extent that it is recoverable by Activision Blizzard).

The circumstances in which such payment will be made are:

(a)                                 where the Transaction Agreement is terminated:

a.              by Activision Blizzard as a result of King approving, recommending or declaring advisable, or proposing publicly to approve, recommend or declare advisable, any King Alternative Proposal; or

b.              by King as a result of King notifying Activision Blizzard of such termination in accordance with the Transaction Agreement at any time following delivery of a Final Recommendation Change Notice; or

c.               by Activision Blizzard as a result of King’s wilful breach or failure to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Transaction Agreement, which material breach or failure to perform:

i.	would result in a failure of any of the conditions; and

ii.

if curable, was not cured within 30 days following Activision Blizzard’s delivery of written notice to King of such breach or failure to perform (which notice shall state Activision Blizzard’s intention to terminate the Transaction Agreement and the basis for such termination); or

(b)                                 prior to the Scheme Meeting, a King Alternative Proposal has been publicly disclosed or an intention (whether or not conditional) to make a King Alternative Proposal has been publicly disclosed or announced by any person and, in either case, has not been publicly withdrawn in compliance with the Irish Takeover Rules at the time the Transaction Agreement is terminated and such King Alternative Proposal is consummated within nine months after such termination.

J.P. Morgan and the King Board have each confirmed in writing to the Panel that, in the opinion of J.P. Morgan and the King Board (respectively), in the context of the Note to Rule 21.2 of the Irish Takeover Rules and the Acquisition, the Expenses Reimbursement Agreement is in the best interests of the King Shareholders. The Panel has consented to King entering into the Expenses Reimbursement Agreement. A copy of the Expenses Reimbursement Agreement will be furnished by King with the SEC on Form 6-K and filed by Activision Blizzard with SEC on Form 8-K on or around the date of this Announcement.

14.                               TRANSACTION AGREEMENT

King, Activision Blizzard and ABS Partners have entered into a Transaction Agreement dated 2 November 2015 which contains, amongst other things, certain obligations and commitments in relation to the implementation of the Acquisition and provisions in relations to the conduct of King’s business up to the Effective Date.

Further information regarding the Transaction Agreement and a summary of its principal terms will be set out in the Scheme Document. A copy of the Transaction Agreement is set out in Appendix VI to this Announcement, and a copy of the Transaction Agreement will be furnished by King with the SEC on Form 6-K and filed by Activision Blizzard with the SEC on Form 8-K on or around the date of this Announcement.

15.                               IRREVOCABLE UNDERTAKINGS

Activision Blizzard and ABS Partners have received irrevocable undertakings from Messrs. Riccardo Zacconi, Stephane Kurgan, Sebastian Knutsson, being members of the King Board, that they will vote in favour of the Proposals and Resolutions at the Meetings in their capacity as shareholders (or, in the event that the Acquisition is implemented by way of an Offer on terms and conditions at least as favourable, in aggregate, as the Scheme, to accept the Offer or procure acceptance of the Offer) in respect of their entire beneficial holdings of King Shares amounting to, in aggregate, 49,408,045 King Shares, representing approximately 16% of the issued share capital of King on 30 October 2015 (being the last practicable date prior to the publication of this Announcement).

In addition, Activision Blizzard and ABS Partners have received irrevocable undertakings from certain other King Shareholders, namely Bellaria Holding S.à r.l. and Mr. Thomas Hartwig, King’s Chief Technology Officer, that they will vote in favour of the Proposals and Resolutions to be considered at the Meetings (or, in the event that the Acquisition is implemented by way of an Offer on terms and conditions at least as favourable, in aggregate, as the Scheme, to accept the Offer or procure acceptance of the Offer) in respect of their entire beneficial holdings of King Shares amounting to, in aggregate, 147,107,666 King Shares, representing approximately 47% of the issued share capital of King on 30 October 2015 (being the last practicable date prior to the publication of this Announcement).

In addition, Activision Blizzard and ABS Partners have received irrevocable undertakings from Messrs. Robert Miller, Marcus Jacobs, Tjodolf Sommestad and Nicholas Pointon and Ms. Frances Williams and Jill Kyne, being holders of Linked Shares, that in their capacity as holders of Linked Shares they will vote in favour of the matters and resolutions to be considered at the relevant class meetings relating to approval of the Scheme (or, in the event that the Acquisition is implemented by way of an Offer on terms and conditions at least as favourable, in aggregate, as the Scheme, to accept the Offer or procure acceptance of the Offer) in respect of their entire beneficial holdings of Linked Shares (as applicable) amounting to, in aggregate, 190,790 Linked Shares which, together with the commitments from Messrs. Zacconi and Kurgan referred to above (which amount to 2,077,080 Linked Shares in aggregate), represents approximately 92% of the issued linked share capital on 30 October 2015 (being the last practicable date prior to the publication of this Announcement).

The irrevocable undertakings referred to above will terminate upon the occurrence of certain events, including termination of the Transaction Agreement in accordance with its terms.

Copies of the forms of the irrevocable undertakings referred to above will be furnished by King with the SEC on Form 6-K and filed by Activision Blizzard with the SEC on Form 8-K on or around the date of this Announcement.

16.                               DISCLOSURE OF INTERESTS IN RELEVANT SECURITIES OF KING

At the date of this Announcement, so far as Activision Blizzard and ABS Partners are aware, neither Activision Blizzard nor ABS Partners holds any King Shares.

As at 30 October 2015, which is the last practicable date prior to the publication of this Announcement, none of Activision Blizzard nor ABS Partners or (so far as Activision Blizzard or ABS Partners is aware) any other person Acting in Concert with Activision Blizzard or ABS Partners had any King Shares or had any interest, or held any short position, in any Relevant Securities of King and none of Activision Blizzard nor ABS Partners or (so far as Activision Blizzard or ABS Partners is aware) any person Acting in Concert with Activision Blizzard or ABS Partners has any arrangement to which Rule 8.7 applies relating to Relevant Securities of King.

For these purposes, “associate” and “arrangement to which Rule 8.7 applies” have the meanings given to those terms in the Irish Takeover Rules. An “arrangement to which Rule 8.7 applies” includes any indemnity or option arrangement, and any agreement or understanding, formal or informal, of whatever nature, between two or more persons relating to Relevant Securities which is, or may be, an inducement to one or more of such persons to deal or refrain from dealing in such securities.

In the interests of confidentiality, Activision Blizzard and Goldman Sachs have made only limited enquiries in respect of certain parties who may be deemed by the Panel to be Acting in Concert with them for the purposes of the Acquisition. Enquiries of such parties will be made as soon as practicable following the date of this Announcement and any disclosure in respect of such parties will be disclosed to the Panel and included in the Scheme Document.

17.                               GENERAL

The Acquisition and the Scheme will be subject to the conditions set out in Appendix I, which will also be set out in the Scheme Document. The Scheme Document will include full details of the Acquisition and will be accompanied by the appropriate forms of proxy. These will be despatched to King Shareholders and, for information only, to holders of King Options or King Share Awards, as soon as practicable, together with notices of the Scheme Meeting and the EGM and the expected timetable, and will specify the necessary action to be taken by the King Shareholders. The Acquisition and the Scheme will be governed by the laws of Ireland and will be subject to the applicable requirements of the Irish Takeover Rules, the NYSE and applicable laws.

Appendix II and Appendix V contain a summary of the sources of information and bases of calculation for certain items contained in this Announcement.

Additional information is provided in Appendix III.

Certain definitions and expressions used in this Announcement are set out in Appendix IV.

Appendix VI contains a copy of the Transaction Agreement.

Activision Blizzard’s financial adviser is Goldman Sachs. Activision Blizzard has also received financial advice from Bank of America Merrill Lynch. Debevoise & Plimpton LLP, Mason Hayes & Curran and Allen & Overy LLP are providing legal advice.

King’s financial adviser is J.P. Morgan. Fenwick & West LLP and William Fry are providing legal advice.

This Announcement is being made pursuant to Rule 2.5 of the Irish Takeover Rules.

Conference Call, Webcast, Investor Presentation and Copy of Announcement

Activision Blizzard and King will host a conference call at 8:00 a.m. ET/New York time tomorrow, 3 November 2015, to review the Acquisition and host a question and answer session. To access the conference call, interested parties may dial 888-596-2572 (domestic callers) or 913-312-0653 (international callers). The Conference ID Number is 9960349. Participants can also listen to a live webcast of the call through the Investor Relations page of Activision Blizzard’s website at investor.activision.com. During the conference call and webcast, management will review a presentation summarizing the Acquisition which can be accessed at investor.activision.com or at activisionblizzard.acquisitionoffer.com. A webcast replay will be available for the duration of the offer period at activisionblizzard.acquisitionoffer.com. Please call five minutes in advance to ensure that you are connected. Questions and answers will be taken only from participants on the conference call. For the webcast, please allow 15 minutes to register, download and install any necessary software.

Simultaneous with this Announcement, Activision Blizzard issued its third quarter 2015 results in a separate release. Activision Blizzard plans to address questions regarding its quarterly financial results during a separate portion of the conference call scheduled at 8:00 a.m. ET/New York time tomorrow, 3 November 2015. Activision Blizzard previously planned to issue its earnings following the close of the market tomorrow. The previously scheduled call following the markets close tomorrow has been cancelled.

King will announce third quarter 2015 results and hold its conference call for analysts and investors on 4 November 2015 as regularly scheduled.

A copy of the Announcement and the documents required to be published pursuant to the Irish Takeover Rules by Activision Blizzard will be made available by Activision Blizzard free of charge, subject to certain restrictions relating to persons in restricted jurisdictions, on activisionblizzard.acquisitionoffer.com by no later than 12 noon ET/New York time on 3 November 2015. King will also make the Announcement and the documents required to be published pursuant to the Irish Takeover Rules by King available on its website free of charge, subject to certain restrictions relating to persons in restricted jurisdictions at http://investor.king.com/acquisition by no later than 12 noon ET/New York time on 3 November 2015.

Contact Information

Media Contacts

Activision Blizzard

Mary Osako

Activision Blizzard, SVP, Global Communications

+1 424 322 5166

Mary.Osako@Activision.com

Sard Verbinnen & Co

For US:

Cassandra Bujarski/Devin Broda

+1 310 201 2040

cbujarski@sardverb.com/dbroda@sardverb.com

For Europe:

Michael Henson/Jonathan Doorley

+44 20 3178 8914

mhenson@sardverb.com/jdoorley@sardverb.com

King Digital Entertainment

Susannah Clark

King Digital Entertainment, VP of Communications

+44 7788 405 224

susannah.clark@king.com

Brunswick Group

For US:

Bethany Sherman

+1 212 333 3810

Eric Savitz

+1 415 671 7676

kingteam@brunswickgroup.com

For Europe:

Natalia Dyett, Craig Breheny

+44 20 7404 5959

Birgitta Henriksson

+46 8 410 32 180

kingteam@brunswickgroup.com

Investor Contacts

Activision Blizzard

Amrita Ahuja

Activision Blizzard, SVP, Investor Relations

+1 310 255 2075

Amrita.Ahuja@ActivisionBlizzard.com

King Digital Entertainment

Alice Ryder

King Digital Entertainment, VP of Investor Relations

+1 425 533 5706

alice.ryder@king.com

Financial Adviser Contacts

Activision Blizzard

Goldman Sachs

Ian Spaulding/Alekhya Uppalapati

+1 310 407 5700

Michael Casey

+44 20 7774 1000

King Digital Entertainment

J.P. Morgan

Mark Fiteny/Marco Caggiano/Xavier Loriferne

+1 888 963 5089

Dwayne Lysaght/James Robinson

+44 20 7742 4000

Responsibility for this Announcement

The directors of Activision Blizzard, Inc. and the sole manager of ABS Partners I, LLC (in its capacity as the general partner of ABS Partners C.V.) accept responsibility for the information contained in this Announcement other than the information relating to King, the King Group, and the directors of King and members of their immediate families, related trusts and persons connected with them for which the directors of King accept responsibility. To the best of the knowledge and belief of Activision Blizzard, Inc. and the sole manager of ABS Partners I, LLC (in its capacity as the general partner of ABS Partners C.V.) (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of King accept responsibility for the information contained in this Announcement relating to King, the King Group and the directors of King and members of their immediate families, related trusts and persons connected with them (excepting information regarding Activision Blizzard’s estimates, expectations, plans and projections for King and the King Group following completion of the Acquisition for which the directors of Activision Blizzard, Inc. accept responsibility). To the best of the knowledge and belief of the directors of King (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Goldman Sachs, which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Activision Blizzard and for no one else in connection with the matters set out in this Announcement and will not be responsible to anyone other than Activision Blizzard for affording the protections afforded to clients of Goldman Sachs or for providing advice in connection with the contents of this Announcement or any matter referred to herein.

Bank of America Merrill Lynch is acting exclusively for Activision Blizzard and for no one else in connection with the matters set out in this Announcement and will not be responsible to anyone other than Activision Blizzard for providing the protections afforded to its clients or for providing advice in connection with the contents of this Announcement or any matter referred to herein.

“Bank of America Merrill Lynch” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove) (“J.P. Morgan”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as financial adviser exclusively for King and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters in this Announcement and will not be responsible to anyone other than King for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to any matter referred to herein.

Important Information for U.S. Investors

King intends to file the Scheme Document with the SEC and mail a copy to its shareholders in advance of the EGM and in connection with the Acquisition and the Scheme. Shareholders are urged to read the Scheme Document carefully when it becomes available because it will contain important information about King, the Acquisition, the Scheme and related matters. Shareholders will be able to obtain free copies of the Scheme Document and other documents filed with or furnished to the SEC by King through the website maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain free copies of the Scheme Document from King by contacting ir@king.com.

The Acquisition relates to the securities of an Irish company which is a “foreign private issuer” as defined under Rule 3b-4 under the Exchange Act and will be governed by the Irish Takeover Rules and Irish law. Neither the proxy solicitation rules nor the tender offer rules under the Exchange Act will apply to the Scheme of Arrangement pursuant to which the Acquisition is to be effected. The Scheme will be subject to the disclosure requirements and practices applicable in Ireland to schemes of arrangements, which differ from the disclosure requirements under the proxy solicitation and tender offer rules of the Exchange Act.

King is incorporated under the laws of Ireland. Some or all of the directors of King are resident in countries other than the United States. As a result, it may not be possible for U.S. holders of King Shares to effect service of process within the United States upon King or such directors of King or to enforce against any of them U.S. judgements predicated upon the civil liability provisions of the U.S. securities laws. It may not be possible to sue King or its officers or directors in a non-U.S. court for violations of U.S. securities laws.

Forward-looking statements

Statements in this Announcement that are not historical facts are forward-looking statements, including, but not limited to, statements about the expectations, assumptions, beliefs, plans, intentions or strategies of Activision Blizzard, King or their respective boards of directors, as the case may be, regarding the future, including, but not limited to, statements about the Acquisition described herein, benefits and synergies of the Acquisition, projections of revenues, gross bookings, expenses, income or loss, adjusted EBITDA or adjusted EBITDA margin, earnings or loss per share, cash flow or other financial items, future opportunities, anticipated business levels, future financial or operating performance, planned activities and objectives, including those related to product releases, anticipated growth, market opportunities, strategies, competition and other expectations, targets for future periods, and assumptions underlying such statements. These forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “to be”, “might”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “future”, “positioned”, “potential”, “intend”, “continue”, “remain”, “scheduled”, “outlook”, “set to”, “subject to”, “upcoming”, “target” and variations of these words or similar expressions. Forward-looking statements are subject to business and economic risk, reflect Activision Blizzard and/or King management’s current expectations and estimates, and are inherently uncertain and difficult to predict. Actual future results may differ materially from those expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: uncertainties as to the timing of the Acquisition; uncertainties as to whether Activision Blizzard will be able to consummate the Acquisition; uncertainties as to whether shareholders will provide the requisite approvals for the Acquisition on a timely basis or at all; the possibility that competing offers will be made; the possibility that certain conditions to the consummation of the Acquisition will not be satisfied, including without limitation obtaining the requisite approval of the Scheme of Arrangement at the Scheme Meeting; the possibility that Activision Blizzard will be unable to obtain regulatory approvals for the Acquisition on a timely basis or at all, or be required, as a condition to obtaining regulatory approvals, to accept conditions that could reduce the anticipated benefits of the Acquisition; the possibility that shareholders will file lawsuits challenging the Acquisition, including actions seeking to rescind the Scheme of Arrangement or enjoin the consummation of the Acquisition; the ability to meet expectations regarding the accounting and tax treatments of the Acquisition; changes in relevant tax and other laws or regulations; the integration of King being more difficult, time-consuming or costly than expected; the diversion of Activision Blizzard and/or King management time and attention to issues relating to the Acquisition and integration; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Acquisition; the difficulty retaining certain key employees of King and Activision Blizzard following the Acquisition; the possibility that Activision Blizzard may be unable to achieve expected synergies and operating efficiencies in connection with the Acquisition within the expected time-frames or at all; the scope, timing and outcome of any ongoing legal proceedings involving Activision Blizzard or King and the impact of any such proceedings on financial condition, results of operations and/or cash flows of Activision Blizzard, King or the combined company; the possibility that costs, fees, expenses or charges Activision Blizzard and/or King incur in connection with the Acquisition are greater than expected; the possibility that the Scheme may be terminated in circumstances that require King to reimburse certain expenses to Activision Blizzard or Activision Blizzard to pay a termination fee to King related to the Acquisition; the ability of Activision Blizzard, King or the combined company to protect intellectual property and preserve intellectual property rights; and changes in the economic and financial conditions of the businesses of Activision Blizzard, King, or the combined company.

In addition, with regard to Activision Blizzard, a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: sales levels of Activision Blizzard’s titles; increasing concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres and preferences among hardware platforms; the amount of Activision Blizzard’s debt and the limitations imposed by the covenants in the agreements governing such debt; adoption rate and availability of new hardware (including peripherals) and related software, particularly during the console transitions; counterparty risks relating to customers, licensees, licensors and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality titles; changing business models, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from used games and other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; litigation risks and associated costs; protection of proprietary rights; shifts in consumer spending trends; capital market risks; applicable regulations; domestic and international economic, financial and political conditions and policies; tax rates and foreign exchange rates; and the impact of the current macroeconomic environment.

Further, with regard to King, a number of important factors could cause King’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: the fact that a relatively small number of games continue to account for a substantial majority of King’s revenue and gross bookings, and declines in popularity of these games could harm King’s financial results; King’s ability to develop new games and enhance existing games in a timely manner; delays to the launch of new games; revenues and gross bookings from King’s new games not being sufficient to offset declines due to its more mature games; market acceptance of new games and enhancements to existing games; intense industry competition; King’s reliance on the casual game format and the success of its efforts to expand beyond the casual format; the need to anticipate and successfully develop games for new technologies, platforms and devices; challenges in measuring key operating metrics, and real or perceived inaccuracies in such metrics; reliance on various third-party platforms; reliance on key personnel; acquisition-related risks, including King’s ability to integrate recent acquisitions and unforeseen difficulties in developing and introducing new games from acquired companies and customer acceptance of such games; protection or enforcement of King’s intellectual property rights; the continued effectiveness of King’s marketing programs; litigation risks and associated costs; risks associated with operating and offering games in multiple jurisdictions; and general economic conditions and their impact on consumer spending and foreign currency exchange rates.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Activision Blizzard’s and King’s overall businesses, including those identified in “Risk Factors” included in Part I, Item 1A of Activision Blizzard’s most recent annual report on Form 10-K or in Part I, Item 3.D of King’s most recent annual report on Form 20-F and most recent quarterly report on Form 6-K.

Any forward-looking statements in this Announcement are based upon information available to Activision Blizzard, King and/or their respective boards of directors, as the case may be, as of the date of this Announcement and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, rules and regulations, none of Activision Blizzard, King or any member of their respective boards of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Activision Blizzard, King, their respective boards of directors or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Basis of Accounting

Activision Blizzard prepares its financial information in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). King prepares its financial information in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Neither Activision Blizzard nor King has made any adjustments to the King IFRS basis financial information to conform to a U.S. GAAP basis of presentation.

Both Activision Blizzard and King use non-GAAP and non-IFRS (collectively, “non-GAAP”) measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP or IFRS. Refer to Appendix V for additional information on the non-GAAP measures and reconciliation to U.S. GAAP or IFRS. Trailing twelve month financial information is based on financial information through 30 September 2015 as published by Activision Blizzard and King. Estimated 2015 and 2016 measurements of financial information for Activision Blizzard and King are based on IBES estimates as of 30 October 2015.

No Profit Forecast / Asset Valuations

Save for the specific information relating to King’s third quarter earnings or fourth quarter outlook set out in this Announcement, no statement in this Announcement is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for King or Activision Blizzard or ABS Partners, as appropriate. No statement in this Announcement constitutes an asset valuation.

Rule 2.10 of the Irish Takeover Rules

As at close of business on 30 October 2015 King confirms that King’s issued share capital is comprised of 40,000 euro deferred shares of €1.00 each and 315,541,571 King Shares (inclusive of 2,465,086 Linked Shares). The King Shares are admitted to trading on NYSE under the ticker symbol KING. The International Securities Identification Number for the King Shares is IE00BKJ9QQ58.

There are outstanding options over 23,464,158  King Shares which have been granted by King and have exercise prices ranging from $0.00008 to $31.37 per King Share and there are outstanding King RSUs over 5,617,998 King Shares.

Disclosure Requirements for Certain Holders of King Securities

Under the provisions of Rule 8.3 of the Irish Takeover Rules, if any person is, or becomes, “interested” (directly or indirectly) in, 1% or more of any class of “relevant securities” of King, all “dealings” in any “relevant securities” of King (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by not later than 3:30 pm ET/New York time on the “business day” following the date of the relevant transaction. This requirement will continue until the Effective Date or the Offer Period otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of King, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all “dealings” in “relevant securities” of King by Activision Blizzard or ABS Partners, or by any party acting in concert with it, must also be disclosed by no later than 12 noon ET/New York time on the “business” day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website.

If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020 or fax number +353 1 678 9289.

Further Information

This Announcement is not intended to and does not constitute an offer to purchase, sell, subscribe for or exchange, or the solicitation of an offer to purchase, sell, subscribe for or exchange or an invitation to purchase, sell, subscribe for or exchange any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This Announcement does not constitute a prospectus or an equivalent document and it is not intended to and does not constitute or form any part of an offer or invitation to sell or purchase or subscribe for any securities or a solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise.

The release, publication or distribution of this Announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions, including any Restricted Jurisdictions. Accordingly, copies of this Announcement and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

This Announcement has been prepared for the purposes of complying with Irish law and the Irish Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws and regulations of any jurisdiction outside Ireland.

The full text of the conditions to which the Acquisition is subject and reference to certain further terms of the Acquisition are set out in Appendix I.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document or any other document by which the Acquisition is made. King Shareholders are advised to read carefully the formal documentation in relation to the proposed Acquisition once the Scheme Document has been despatched to them.

This Announcement, which is published jointly by Activision Blizzard and King, is made pursuant to Rule 2.5 of the Irish Takeover Rules.

Activision Blizzard reserves the right, subject to the prior approval of the Panel, to elect to implement the Acquisition by way of an Offer in the circumstances described in and subject to the terms of the Transaction Agreement. Without limiting the provisions of the Transaction Agreement, in such event, such Offer will be implemented on terms and conditions that are at least as favourable to the King Shareholders (except for an acceptance condition set at 80% of the nominal value of the King Shares to which such an Offer relates and which are not already beneficially owned by Activision Blizzard if any) as those which would apply in relation to the Scheme.

Pursuant to Rule 2.6(c) of the Irish Takeover Rules, this Announcement will be available to Activision Blizzard employees on activisionblizzard.acquisitionoffer.com and to King employees on King’s website, http://investor.king.com/acquisition.

A copy of the Announcement and the documents required to be published pursuant to the Irish Takeover Rules by Activision Blizzard will be made available by Activision Blizzard free of charge, subject to certain restrictions relating to persons in restricted jurisdictions, on activisionblizzard.acquisitionoffer.com by no later than 12 noon ET/New York time on 3 November 2015. King will also make the Announcement and the documents required to be published pursuant to the Irish Takeover Rules by King available on its website free of charge subject to certain restrictions relating to persons in restricted jurisdictions at http://investor.king.com/acquisition by no later than 12 noon ET/New York time on 3 November 2015.

Neither the content of any website referred to in this Announcement nor the content of any website accessible from hyperlinks it is incorporated into, or forms part of, this Announcement.

Appendix I

CONDITIONS OF THE ACQUISITION AND THE SCHEME

[See Exhibit 2.2]

Appendix II

Sources and Bases of Information

In this Announcement, unless otherwise stated or the context otherwise requires, the following sources and bases have been used:

1.                                      Certain figures included in this Announcement have been subjected to rounding adjustments.

2.                                      Financial and other information concerning the King Group and the Activision Blizzard Group has been extracted from published sources or from audited and unaudited financial results of the King Group and/or Activision Blizzard Group available in their respective filings with, or submissions to, the SEC.

3.                                      Activision Blizzard prepares its financial information in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). King prepares its financial information in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). No adjustments have been made to the King IFRS basis financial information to conform to a U.S. GAAP basis of presentation.

4.                                      Both Activision Blizzard and King use non-GAAP and non-IFRS (collectively, “non-GAAP”) measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from or as a substitute for the financial information prepared and presented in accordance with US GAAP or IFRS. Refer to Appendix V for additional information on the non-GAAP measures and reconciliation to U.S. GAAP or IFRS. Trailing twelve month financial information is based on financial information through 30 September 2015.

5.                                      The value of the existing entire issued and to be issued ordinary share capital of King is based upon the entire issued and to be issued ordinary share capital of 315,541,571 King Shares as at 30 October 2015 (being the last practicable date prior to the publication of this Announcement).

6.                                      The Closing Price, share volumes and volume-weighted average Closing Price per King Share is based on share prices from Bloomberg L.P., as reported on www.bloomberg.com.

7.                                      References to the arrangements in place between King and Activision Blizzard regarding a transaction agreement are sourced from the Transaction Agreement.

8.                                      Monthly Active Users (“MAUs”) is derived from public information published by Activision Blizzard and King, and the information provided is as of 30 September 2015. Amounts are aggregated when presenting information for the player network for both companies.

8.1                               Activision Blizzard defines MAUs are the number of individuals who played a particular game in a given month. MAUs are calculated in a period by adding the total number of MAUs in each of the months in a given period and dividing by the number of months in the period. An individual who plays two of Activision Blizzard’s games would be counted as two users. For Activision Publishing MAUs, an individual who plays the same game on two platforms or devices in the relevant period would be counted as two users due to technical limitations. For Blizzard MAUs, an individual who plays the same game on two platforms or devices in the relevant period would be counted as one user.

8.2                               King defines MAUs as the number of individuals who played a particular game in the 30-day period ending with the measurement date. MAUs are calculated by adding the total number of active users as of the end of each month in a given period and dividing by the number of months in the period.

9.                                      King defines Daily Active Users (“DAUs”) as the number of individuals who played one of its games during a particular day. Average DAUs are calculated by adding the total number of DAUs for each day in a period and dividing by the number of days in the period.

10.                               King defines Monthly Unique Payers (“MUPs”) as the number of unique individuals who made a purchase of a virtual currency at least once on a particular platform in the 30-day period ending with the measurement date. Average MUPs are calculated by adding the total number of unique payers as of the end of each month in a period and dividing by the number of months in the period. King does not de-duplicate user data for users who play its games on multiple devices or platforms. This is consistent with industry practice.

11.                               King calculates Monthly Gross Average Bookings per Paying User (“MGABPPU”) by dividing (i) King’s total gross bookings in a given period, by (ii) the number of months in that period, divided by, (iii) the average number of MUPs during the period.

12.                               King’s Monthly Unique Users (“MUUs”) are derived from public information published by King as of 30 September 2015. MUUs are the number of unique individuals who played any of King’s games on a particular platform in the 30-day period ending with the measurement date. Average MUUs are calculated by adding the total number of unique users as of the end of each month in a given period and dividing by the number of months in the period. King does not de-duplicate user data for users who play its games on multiple devices or platforms. This is consistent with industry practice.

13.                               Activision Blizzard title and franchise performance rankings are based on The NPD Group, GfK Chart-TrackIDG, PWC and Niko.

14.                               King title and franchise performance rankings are based on AppAnnie and internal estimates.

15.                               2016E non-GAAP revenue and earnings per share accretion is based on International Brokers’ Estimate System (IBES) Consensus estimates as of 30 October 2015. Assumes $2.3 billion of incremental term loan financing at 3.25% interest rate based on Activision Blizzard current term loan interest rate and U.S. marginal tax rate of 36.3%. Assumes transaction closes on 31 March 2016 and additional dilutive share impact to EPS of 5 million shares from Activision Blizzard’s internal estimate of conversion equity based on outstanding options, restricted shares, and restricted stock units of King as of 30 October 2015 (i.e., no further assumption of exercises, vesting, grants of equity awards post 30 October 2015). Does not include any synergies.

16.                               Estimated 2015 adjusted EBITDA is based on International Brokers’ Estimate System (IBES) Consensus estimates for FY 2015E as of 30 October 2015. Does not include any synergies.

17.                               Estimated 2016 free cash flow per share is based on internal estimates.

18.                               Cash consideration of approximately $3.6 billion payable by Activision Blizzard under the terms of the Acquisition that will be funded by offshore cash on the balance sheet is based on an $18.00 share transaction price for all shares outstanding as of 30 October 2015 and assumes any outstanding equity awards that are vested and exercisable prior to a transaction close date of 30 June 2016 will be exercised and treated as a share outstanding. The cash also considers estimated financing fees for the debt issuance, including all potential flex terms.

19.                               Information regarding the top five highest-grossing mobile games in the U.S. is across Apple App Store and Google Play Store for the three consecutive quarters in 2015.

20.                               The sources and uses of the Cash Consideration for the Acquisition are set out below. In addition, a capitalisation table for both Activision Blizzard and the combined company (including Activision Blizzard’s EBITDA multiples) is set out below:

(1)King equity capitalization table as of 30 October 2015.

(2)Cash as of 30 September 2015; Adjusted EBITDA as of Trailing Twelve Months ended 30 September 2015; please see disclosures in Appendix V for reconciliations to Activision Blizzard GAAP and King IFRS.

(3)Combined cash and investments position taking into account of the usage of cash and debt raised for the Acquisition.

(4)Activision Blizzard as of 30 October 2015 per Bloomberg. Combined market capitalization is the sum of Activision Blizzard market capitalization as of 30 October 2015 and the estimated $189M of transaction equity consideration.

(5)Total capitalization represents total debt and market capitalization.

Appendix III

Additional Information

1.                                      King’s preliminary gross bookings, adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, MAUs, MUUs, DAUs, MUPs and MGABPPUs for third quarter 2015 (together with its prior third quarter 2015 gross bookings outlook, and its gross bookings outlook for fourth quarter(1) is as follows:

(1)Gross bookings, Adj. Revenue, Adj. EBITDA and Adj. EBITDA margin are financial measures not calculated in accordance with IFRS. See Appendix V for details. Please also see Appendix II for definitions of MAUs, MUUs, DAUs, MUPs and MGABPPU.

(2)Prior outlook provided 13 August 2015.

2.                                      Activision Blizzard’s and King’s estimated sources of revenues by platform and channel, based on historical IFRS revenues for King and non-GAAP revenues for Activision Blizzard, third quarter 2015 TTM revenues by platform and channel are set out below:

(1)  This outlook is based on the timings of game releases and trends and reflects King’s expectation as of 2 November 2015.

Sources: Company reports.

(1)Estimated based in Trailing Twelve Months ended 30 September 2015. Activision Blizzard non-GAAP Revenues. King IFRS Revenues. See disclosures in Appendix V for reconciliations to Activision Blizzard GAAP.

Distribution relates to Activision Blizzard standalone Distribution segment, which engages in the business of distribution of interactive entertainment software and hardware product.

3.                                      King has plans to launch a mid-core title and three new games from existing franchises by end of 2016. In third quarter 2015, King had 1.4 billion games played daily, the Candy Crush® franchise had 92 million DAUs, Farm Heroes® had 18 million DAUs, Pet Rescue® had 8 million DAUs and Bubble Witch® had 7 million DAUs.

Appendix IV

Definitions

1.                                      In this Announcement, save where the context clearly requires otherwise, the following expressions shall have the following meanings:

“ABS Partners” means ABS Partners C.V., a partnership formed in the Netherlands;

“Acquisition” means the proposed acquisition of King by ABS Partners by means of the Scheme (as it may be revised, amended or extended from time to time) pursuant to the Transaction Agreement;

“Act” means the Irish Companies Act 2014 and all enactments which are to be read as one with, or construed or read together as one with, the Irish Companies Act 2014;

“Acting in Concert” shall have the meaning given to that term in the Irish Takeover Panel Act;

“Activision Blizzard” means Activision Blizzard, Inc.;

“Activision Blizzard Board” means the board of directors of Activision Blizzard;

“Activision Blizzard Group” means, collectively, Activision Blizzard and all of its Subsidiaries;

“Announcement” means this announcement;

“Cancellation Record Time” means the date and time specified in the Scheme Document as the “Cancellation Record Time”;

“Capital Reduction” means the proposed reduction of King’s share capital under Sections 84 to 86 of the Act, associated with the cancellation of the Scheme Shares;

“Cash Consideration” means US$18.00 in cash per King Share cancelled pursuant to the Scheme;

“Closing Price” means, with respect to any Trading Day, the last price at which a King Share traded during a regular trading session on the NYSE on such day, as reported based on share prices from Bloomberg;

“Concert Parties” means, in relation to any Party, such persons as are deemed to be Acting in Concert with that Party pursuant to Rule 3.3 of Part A of the Irish Takeover Rules and such persons as are Acting in Concert with that Party;

“Court Order” means the order or orders of the High Court sanctioning the Scheme under Section 453 of the Act and confirming the related Capital Reduction that forms part of it under Sections 84 and 85 of the Act;

“Effective” means the Scheme having become effective pursuant to its terms;

“Effective Date” means the date on which the Acquisition becomes Effective;

“EGM” means the extraordinary general meeting of King Shareholders (and any adjournment thereof) to be convened in connection with the Scheme, expected to be convened as soon as the Scheme Meeting shall have been concluded or adjourned (it being understood that if the Scheme Meeting is adjourned, the EGM shall be correspondingly adjourned);

“EGM Resolutions” means the resolutions to be proposed at the EGM for the purposes of approving and implementing the Scheme, the Capital Reduction, changes to the Articles of Association of King and such other matters as King reasonably determines to be necessary for the purposes of implementing the Acquisition or, subject to the consent of Activision Blizzard (such consent not to be unreasonably withheld, conditioned or delayed), desirable for the purposes of implementing the Scheme or the Acquisition;

“End Date” is the date that is six months after the date of this Announcement or, if later, the date that is four months after Activision Blizzard’s election to implement the Acquisition by way of an Offer pursuant to Clause 3.6 of the Transaction Agreement; provided, that if as of such date all Conditions as set out in Appendix 1 of this Announcement (other than the Conditions set out at paragraphs 2.3, 2.4, 3.1.1, 3.1.2 and 3.6) have been satisfied (or, in the sole discretion of the applicable party, waived (where permissible)) or would be satisfied (or, in the sole discretion of the applicable party, waived (where permissible)) if the Acquisition were completed on such date, the “End Date” shall be the date that is nine months after the date of this Announcement (or such earlier date as may be specified by the Panel, or such later date as ABS Partners and King may, with (if required) the consent of the Panel, agree and (if required) the High Court may allow);

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Expenses Reimbursement Agreement” means the expenses reimbursement agreement dated 2 November 2015 between Activision Blizzard and King, the terms of which have been approved by the Panel, as described in paragraph 13 of this Announcement;

“Final Recommendation Change Notice” means the written notice issued by the King Board to Activision Blizzard where it has determined in good faith (after consultation with King’s financial advisors and outside legal counsel) that a King Alternative Proposal continues to constitute a King Superior Proposal having first notified and consulted with Activision Blizzard on the King Alternative Proposal including affording Activision Blizzard the opportunity to revise the terms and conditions of the Acquisition and/or increase or modify the Cash Consideration;

“GAAP” or “U.S. GAAP” means accounting principles generally accepted in the United States of America.

“Goldman Sachs” means Goldman, Sachs & Co. and Goldman Sachs International (in their capacity as financial advisor);

“High Court” means the High Court of Ireland;

“IASB” means the International Accounting Standards Board;

“IFRS” means international financial reporting standards, as issued by the International Accounting Standards Board;

“Individual Option and Subscription Agreement” means the agreement or agreements governing a Pre-IPO King Option and a subscription for Linked Shares in respect of that option;

“Ireland” means the island of Ireland, excluding the counties of Antrim, Armagh, Derry, Down, Fermanagh and Tyrone on the island of Ireland, and the word “Irish” shall be construed accordingly;

“Irish Takeover Panel Act” means the Irish Takeover Panel Act 1997, as amended;

“Irish Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules 2013, as amended;

“J.P. Morgan” means J.P. Morgan Limited (which conducts its UK investment banking business as J.P Morgan Cazenove);

“King” means King Digital Entertainment plc;

“King 2014 Plan” means the King Digital Entertainment plc 2014 Equity Incentive Plan;

“King Alternative Proposal” means any bona fide proposal or bona fide offer, which proposal or offer may be subject to due diligence, definitive documentation or both, made by any person (other than a proposal or offer pursuant to Rule 2.5 of the Irish Takeover Rules by Activision Blizzard or any of its Concert Parties) for:

(a)                                          a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving King that, if consummated, would result in any Person beneficially owning shares with more than 20% of the voting power of King;

(b)                                          the direct or indirect acquisition by any Person of more than 20% of the value of the assets of the King Group, taken as a whole; or

(c)                                           the direct or indirect acquisition by any Person of more than 20% of the voting power or the issued share capital of King, including any offer or exchange offer that if consummated would result in any Person beneficially owning shares with more than 20% of the voting power of King;

“King Board” means the board of directors of King from time to time and for the time being;

“King Directors” mean the members of the King Board;

“King Group” means King and all of its Subsidiaries;

“King Option” means a Pre-IPO King Option or an option to subscribe for King Shares granted under the King 2014 Plan;

“King Restricted Share Award” means an award of King Shares (other than Linked Shares) that were acquired by means of subscription and, as of the Effective Time, are subject to restrictions, including restrictions on transfer and/or a risk of forfeiture;

“King RSU” means a restricted stock unit issued under the King 2014 Plan, including a restricted stock unit issued to an employee of King in China that by its terms is to be settled only in cash;

“King RSU Award” means an award of King RSUs;

“King Shareholders” mean the holders of King Shares;

“King Share(s)” means the existing unconditionally allotted or issued and fully paid ordinary shares with a nominal value of US$0.00008 each in the capital of King and any further such shares which are unconditionally allotted or issued before the date on which the Scheme is effective;

“King Share Awards” means the King RSU Awards and the King Restricted Share Awards;

“King Share Plans” means the King 2014 Plan, the Pre-IPO Option Agreements, the Restricted Share Award Agreements and the Individual Option and Subscription Agreements;

“Linked Shares” means King Shares that are not transferable by the holder and are held subject to the terms of an Individual Option and Subscription Agreement;

“Meetings” mean the Scheme Meeting and the EGM, and Meeting means either of them as the context requires;

“NASDAQ” means the “NASDAQ” Stock Market;

“NYSE” means the New York Stock Exchange;

“Offer” or “Takeover Offer” means an offer in accordance with Clause 3.6 of the Transaction Agreement for the entire issued and to be issued share capital of King, including any amendment or revision thereto pursuant to the Transaction Agreement, the full terms of which would be set out in the Takeover Offer Documents;

“Offer Period” means the period commencing on 2 November 2015 and ending on the earlier of the date on which the Acquisition becomes Effective and the date on which the Acquisition lapses or is withdrawn (or such other date at the Panel may decide or the Irish Takeover Rules dictate);

“Panel” means the Irish Takeover Panel;

“Parties” means King, Activision Blizzard and ABS Partners, and “Party” shall mean either King, on the one hand, or Activision Blizzard or ABS Partners (whether individually or collectively) on the other hand (as the context requires);

“Person” or “person” means an individual, group (including a “group” under Section 13(d) of the Exchange Act), corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organisation or other entity or any relevant governmental authority or any department, agency or political subdivision thereof;

“Pre-IPO King Option” means an option to subscribe for King Shares granted prior to 26 March 2014;

“Pre-IPO Option Agreement” means the agreement or agreements governing a Pre-IPO King Option;

“Proposals” means the Scheme and other matters relevant thereto to be considered by King Shareholders at the Meetings;

“Registrar of Companies” means the Registrar of Companies in Dublin, Ireland as defined in Section 2 of the Act;

“Relevant Securities” has the meaning assigned to it by the Irish Takeover Rules;

“Resolutions” means, collectively, the Scheme Meeting Resolution and the EGM Resolutions, which will be set out in the Scheme Document;

“Restricted Jurisdiction” means any jurisdiction in, into or from which the release, publishing or distribution of this Announcement in whole or in part would or might infringe the laws of that jurisdiction or would or might require compliance with any governmental or other consent or any registration or other formality that either party is unable to comply with or regards as unduly onerous to comply with;

“Restricted Share Award Agreement” means the agreement or agreements evidencing a King Restricted Share Award;

“Scheme” or “Scheme of Arrangement” means the proposed scheme of arrangement under Chapter 1 of Part 9 of the Act and the related capital reduction under Sections 84 and 85 of the Act to effect the Acquisition pursuant to the Transaction Agreement, on the terms (including the conditions to the Scheme and the Acquisition) and for the consideration set out in this Announcement and on such other terms and in such form not being inconsistent therewith as the Parties mutually agree in writing, including any revision thereof as may be so agreed between the Parties;

“Scheme Document” means a document comprising the scheme document (including any amendments or supplements thereto) to be distributed to King Shareholders and, for information only, to holders of King Options or King Share Awards, containing:

(d)                                          the Scheme;

(e)                                           the notice or notices of the Scheme Meeting and the EGM;

(f)                                            an explanatory statement as required by Section 452 of the Act with respect to the Scheme;

(g)                                           such other information as may be required or necessary pursuant to the Act, the Exchange Act or the Irish Takeover Rules; and

(h)                                          such other information as King and Activision Blizzard shall agree, each acting reasonably;

“Scheme Meeting” means the meeting or meetings of the King Shareholders or, if applicable, any class of King Shareholders (as may be directed by the High Court pursuant to Section 450(5) of the Act) (and any adjournment of any such meeting or meetings) convened by (i) resolution of the King Board or (ii) order of the High Court, in either case pursuant to Section 450 of the Act, to consider and vote on the Scheme Meeting Resolution;

“Scheme Meeting Resolution” means the resolution to be considered and voted on at the Scheme Meeting proposing that the Scheme, with or without amendment (but subject to such amendment being acceptable to each of King and Activision Blizzard, except for a technical or procedural amendment which is required for the proper implementation of the Scheme and does not have a substantive consequence on the implementation of the Scheme), be agreed to;

“Scheme Record Time” means the date and time specified in the Scheme Document as the “Scheme Record Time”;

“Scheme Shareholders” mean the holders of the Scheme Shares immediately prior to the Effective Date;

“Scheme Shares” means:

(a)                                          the King Shares in issue at the date of the Scheme Document;

(b)                                          any King Shares issued after the date of the Scheme Document and before the Voting Record Time;

(c)                                           any King Shares issued at or after the Voting Record Time and before the Scheme Record Time, either on terms that the original or any subsequent holders of such shares shall be bound by the Scheme, or in respect of which the original or any subsequent holders of such shares are, or shall have agreed in writing to be, bound by the Scheme; and

(d)                                          the King Shares issued at or after the Cancellation Record Time and at or before the Scheme Record Time;

“SEC” means the United States Securities and Exchange Commission;

“Subsidiary” and “Subsidiary Undertaking” mean in relation to any person, any corporation, partnership, association, trust or other form of legal entity of which such person directly or indirectly owns securities or other equity interests representing more than 50% of the aggregate voting power;

“Trading Day” means any day on which the NYSE is open for business;

“TTM” means trailing timeline months;

“Transaction Agreement” means the transaction agreement entered into between King, ABS Partners and Activision Blizzard dated 2 November 2015 relating to, amongst other things, the implementation of the Acquisition as described in paragraph 12 of this Announcement;

“U.S.” or “United States” means the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia, and all other areas subject to its jurisdiction;

“US$”, “$” or “USD”, means United States dollars, the lawful currency of the United States of America; and

“Voting Record Time” means the time and date to be specified as the voting record time for the Scheme Meeting (or any adjournment thereof) in the Scheme Document.

2.                       All amounts contained within this Announcement referred to by “€” and “c” refer to the euro and cent and amounts contained within this Announcement referred to by “US $” or “$” refer to the U.S. dollar amounts.

3.                       Any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof. Any reference to any legislation is to Irish legislation unless specified otherwise.

4.                       Words importing the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine or neutral gender.

5.                       All times referred to are Irish time unless otherwise stated.

Appendix V

Non-GAAP Financial Measures

Activision Blizzard

As a supplement to Activision Blizzard’s financial measures presented in accordance with GAAP, Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with Activision Blizzard’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, Activision Blizzard also provides constant FX information to provide a framework for assessing how its underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation). The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred revenues and related cost of sales with respect to certain of Activision Blizzard’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses (including legal fees, costs, expenses and accruals) related to the acquisition of 429 million shares of Activision Blizzard’s common stock on 11 October 2013 from Vivendi, pursuant to the stock purchase agreement dated 25 July 2013 and the $4.75 billion debt financings related thereto; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by Activision Blizzard. Activision Blizzard’s management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of Activision Blizzard’s core business, operating results or future outlook. Internally, Activision Blizzard’s management uses these non-GAAP financial measures in assessing Activision Blizzard’s operating results, and measuring compliance with the requirements of Activision Blizzard’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why Activision Blizzard believes it is appropriate to exclude the change in deferred revenues and related cost of sales with respect to certain of Activision Blizzard’s online-enabled games.

Since Activision Blizzard has determined that some of its games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, Activision Blizzard recognize revenues attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred revenues and related cost of sales in its non-GAAP financial measures when evaluating Activision Blizzard’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with Activision Blizzard’s customers, which is consistent with the way Activision Blizzard is measured by investment analysts and industry data sources. In addition, excluding the change in deferred revenues and the related cost of sales provides a much more timely indication of trends in Activision Blizzard’s operating results.

King

King uses IFRS. In addition to IFRS financials, this Announcement includes certain financial measures not based on IFRS, including gross bookings, adjusted revenue, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with IFRS. The non-GAAP financial measures used by King may differ from the non-GAAP financial measures used by other companies, and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with IFRS. Some limitations of the non-GAAP financial measures are listed below.

Gross Bookings: Gross bookings is a non-GAAP financial measure that is not calculated in accordance with IFRS. Gross bookings is the economic benefit collected from the sale of virtual items and for access to skill tournaments. King uses gross bookings to evaluate the results of operations, generate future operating plans and assess performance. While King believes that this non-GAAP financial measure provides a meaningful measurement of the business performance during a particular period because it measures the total cash spend by players in the period, this information should be considered as supplemental in nature and is not meant as a substitute for revenue recognized in accordance with IFRS. In addition, other companies, including companies within King’s industry, may calculate gross bookings differently or not at all, which reduces its usefulness as a comparative measure.

Adjusted Revenue: Adjusted revenue is a non-GAAP financial measure that is not calculated in accordance with IFRS. King defines adjusted revenue as revenue adjusted to include changes in deferred revenue. King believes that adjusted revenue is a useful metric for calculating adjusted EBITDA margin and understanding its operating results and ongoing profitability.

Adjusted EBITDA: Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures that are not calculated in accordance with IFRS. King defines adjusted EBITDA as profit (loss), adjusted for income tax expense (credit), foreign currency exchange loss (gain), acquisition-related expense (including acquisition-related contingent consideration fair value adjustments and other acquisition-related adjustments), non-operating (income) expense, net finance (income) costs, depreciation, amortization, share-based and other equity-related compensation (including social security charges associated therewith) and changes in deferred revenue. King defines adjusted EBITDA margin as adjusted EBITDA as a percentage of adjusted revenue. King believes that adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors to understand and evaluate operating results and ongoing profitability because they permit investors to evaluate recurring profitability from ongoing operating activities. King also uses these measures internally to establish forecasts, budgets and operational goals and to manage and monitor its business, as well as evaluating its ongoing and historical performance. Adjusted EBITDA and adjusted EBITDA margin have certain limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of results of operations as reported under IFRS. Other companies, including companies in King’s industry, may calculate adjusted EBITDA differently or not at all, limiting its usefulness as a direct comparative measure.

Reconciliations of these non-GAAP measures to the most directly comparable IFRS measure for King and GAAP measures for Activision Blizzard are included in this Appendix.

KING DIGITAL ENTERTAINMENT PLC AND SUBSIDIARIES

Reconciliation of IFRS Revenues to Adjusted Revenues

For the Trailing Twelve Months ended 30 September 2015

(Amounts in millions)

					Trailing Twelve Months Ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2014	2015	2015	2015	2015

IFRS Revenues	$546	$570	$490	$480	$2,084
Change in deferral of revenues(1)	14	0	10	-6	18
Non-GAAP Adjusted Revenues	$559	$570	$500	$473	$2,102

(1) Reflects the change in deferred revenues.

Trailing twelve months amounts are presented as calculated. Therefore the sum of the four quarters, as presented, may differ due to the impact of rounding.

KING DIGITAL ENTERTAINMENT PLC AND SUBSIDIARIES

Reconciliation of IFRS Revenues to Gross Bookings

For the Trailing Twelve Months ended 30 September 2015

(Amounts in millions)

					Trailing Twelve Months Ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2014	2015	2015	2015	2015

IFRS Revenues	$546	$570	$490	$480	$2,084
Sales tax	27	35	30	29	122
Other revenue	(2)	(2)	(2)	(2)	(7)
Movement in player wallet and other adjustments	2	1	1	1	5
Change in deferral of revenues(1)	14	0	10	(6)	18
Non-GAAP Gross Bookings	$586	$605	$530	$502	$2,222

(1) Reflects the change in deferred revenues.

Trailing twelve months amounts are presented as calculated. Therefore the sum of the four quarters, as presented, may differ due to the impact of rounding.

KING DIGITAL ENTERTAINMENT PLC AND SUBSIDIARIES

EBITDA and Adjusted EBITDA

For the Trailing Twelve Months Ended 30 September 2015

(Amounts in millions)

					Trailing Twelve Months Ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2014	2015	2015	2015	2015

IFRS Profit	$141	$164	$119	$143	$567
Add:
Income tax expense	64	47	40	31	182
Foreign currency exchange gain (loss)	(15)	(5)	4	(2)	(18)
Acquisition-related (income) expense	1	5	1	(13)	(6)
Non-operating (expense) income	2	(0)	0	—	2
Net finance costs	0	0	0	0	1
Share-based and other equity related compensation(2)	27	33	27	20	106
Change in deferred revenues(1)	14	0	10	(6)	18
Depreciation and amortization	6	6	6	7	25
Adjusted EBITDA	$237	$250	$207	$180	$875
% Adjusted EBITDA Margin	42%	44%	41%	38%	42%

(1)         Reflects the change in deferred revenues.

(2)         Includes expenses related to stock-based compensation.

Trailing twelve months amounts are presented as calculated. Therefore the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Revenues to Non-GAAP Revenues

For the Trailing Twelve Months ended September 30, 2015

(Amounts in millions)

					Trailing Twelve Months Ended
	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	September 30, 2015

GAAP Net Revenues	$1,575	$1,278	$1,044	$990	$4,887
Change in deferral of net revenues(1)	638	(575)	(285)	50	(172)
Non-GAAP Net Revenues	$2,213	$703	$759	$1,040	$4,715

(1) Reflects the net change in deferred revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Revenues to Non-GAAP Revenues

For the Trailing Twelve Months ended 30 September 2015 Revenues by Distribution Channel

(Amounts in millions)

					Trailing Twelve
					Months Ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2014	2015	2015	2015	2015
GAAP Net Revenues by Distribution Channel
Retail channels	846	649	414	281	2,190
Digital online channels*	539	581	569	629	2,318
Total Activision and Blizzard	1,385	1,230	983	910	4,508

Distribution	190	48	61	80	379
Total consolidated GAAP net revenues	1,575	1,278	1,044	990	4,887

Change in Deferred Net Revenues (1)
Retail channels	492	(532)	(327)	(18)	(385)
Digital online channels*	146	(43)	42	68	213
Total changes in deferred net revenues	638	(575)	(285)	50	(172)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	1,338	117	87	263	1,805
Digital online channels*	685	538	611	697	2,531
Total Activision and Blizzard	2,023	655	698	960	4,336

Distribution	190	48	61	80	379
Total non-GAAP net revenues (2)	2,213	703	759	1,040	4,715

(1)         We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

(2)         Total non-GAAP net revenues presented also represents our total operating segment net revenues.

*                 Net revenues from digital online channels represent revenues from digitally distributed subscriptions, licensing royalties, micro-transactions, value-added services, downloadable content, and products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Trailing Twelve Months ended 30 September 2015 Revenues by Segment & Platform

(Amounts in millions)

					Trailing Twelve
					Months Ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2014	2015	2015	2015	2015
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online(1)	$266	$272	$221	$195	$954
PC	104	114	149	164	531
Total console(2)	747	758	559	420	2,484
Mobile and other (3)	268	86	54	131	539
Total Activision and Blizzard	1,385	1,230	983	910	4,508

Distribution	190	48	61	80	379
Total consolidated GAAP net revenues	1,575	1,278	1,044	990	4,887

Change in Deferred Net Revenues
Activision and Blizzard:
Online(1)	132	(63)	(64)	(40)	(35)
PC	23	13	36	4	76
Total console(2)	482	(526)	(283)	80	(247)
Mobile and other (3)	1	1	26	6	34
Total changes in deferred net revenues	638	(575)	(285)	50	(172)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online(1)	398	209	157	155	919
PC	127	127	185	168	607
Total console(2)	1,229	232	276	500	2,237
Mobile and other (3)	269	87	80	137	573
Total Activision and Blizzard	2,023	655	698	960	4,336

Distribution	190	48	61	80	379
Total consolidated GAAP net revenues	$2,213	$703	$759	$1,040	$4,715

(1)         Revenues from online consist of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.

(2)         Downloadable content and their related revenues are included in each respective console platforms and total console.

(3)         Revenues from mobile and other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA and Adjusted EBITDA

For the Trailing Twelve Months Ended 30 September 2015

(Amounts in millions)

					Trailing Twelve Months Ended
	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	September 30, 2015

GAAP Net Income	$361	$394	$212	$127	$1,094
Interest Expense, net	51	50	50	51	202
Provision for income taxes	27	98	70	18	213
Depreciation and amortization	29	20	21	25	94
EBITDA	468	562	353	221	1,603

Deferral of net revenues and related cost of sales(1)	475	(362)	(181)	26	(42)
Stock-based compensation expense(2)	29	23	21	28	101
Fees and other expenses related to the Purchase Transaction and related debt financings(3)	(36)	—	—	—	(36)
Adjusted EBITDA	$936	$223	$193	$275	$1,626

(1)         Reflects the net change in deferred revenues and related cost of sales.

(2)         Includes expenses related to stock-based compensation.

(3)         Reflects fees and other expenses (including legal fees, costs, expenses and accruals) related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on 11 October 2013 and related debt financings.

Trailing twelve months amounts are presented as calculated. Therefore the sum of the four quarters, as presented, may differ due to the impact of rounding.

Appendix VI

Transaction Agreement